UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
CASE NO. 15-cv-62334-ROSENBERG-BRANNON

TAURIGA SCIENCES, INC.,
A Florida Corporation,

Plaintiff,

-vs-

COWAN, GUNTESKI & CO., P.A.,
A Foreign Corporation,
DONALD COWAN, an individual,
and WILLIAM MYLER, an individual,

Defendants.

Deposition of:

WILLIAM MEYLER

T R A N S C R I P T of Deposition

Proceedings held in the above-entitled matter, as taken by and before Shasi Romankow, a Certified Court Reporter of the State of New Jersey, held at the law office of LeClair Ryan, 1037 Raymond Boulevard, Newark, New Jersey, on Thursday, September 29, 2016 commencing at 8:59 a.m.

A P P E A R A N C E S:

SILVERBERG & WEISS, ESQS.
BY: PAUL K. SILVERBERG, ESQ.
1290 Weston Road
Weston, Florida 33326
(954) 384-0998
Representing the Plaintiff.

LeCLAIR RYAN, ESQS.
BY: RONALD S. HERZOG, ESQ.
1037 Raymond Boulevard
Newark, New Jersey 07102
(973) 491-3600
Representing the Defendants.

Also present: Seth Shaw.

I N D E X

WITNESS	DIRECT	CROSS	REDIRECT	RECROSS
WILLIAM MEYLER:				
By Mr. Silverberg	5			

E X H I B I T S

No.		Ident.
1	Letter bate stamped Cowan 471 dated 11/10/08	94
2	Letter bate stamped Cowan 5081 dated 9/15/14	97
3	Document request for PCAOB INF-105-2014-066 bate stamped Cowan 154	119
4	E-mail chain bate stamped Cowan 8920	125
5	Independence, Integrity and Objectivity Representation, bate stamped Cowan 570-573	133
6	Audit of Partner Investments for Independence Impairments, bate stamped Cowan 456	135
7	Letter dated 8/1/14 with attachments, bate stamped Cowan 460, 5082-5094	141
8	Partner Rotation Documentation Form, bate stamped Cowan 472-477	142
9	Two-page e-mail dated 8/3/15	170
10	E-mail dated 6/16/15, bate stamped Cowan 8895	171
11	E-mail chain dated 6/22/15, bate stamped Cowan 8896	172

W I L L I A M   M E Y L E R,
30 Southview Terrace South
Middletown, New Jersey 07748
having been administered the oath, testifies as follows:

DIRECT EXAMINATION BY MR. SILVERBERG:

Q. Good morning.

A. Good morning.

Q. I understand you are here today as the 30(b)(6) representative for Cowan, Gunteski & Company, P.A., is that correct?

A. Yes.

Q. Have you ever had your deposition taken before?

A. Yes. Well, with respect to this?

Q. Ever in your life?

A. Yes.

Q. When was the last time you had your deposition taken?

A. Around 1992.

Q. So since it was just a little bit ago, I am going to go over some basic ground rules of a deposition. Today between us we have a lovely court reporter. She's taking down everything that's said in the room unless we explicitly say we are going off

the record, so that means a couple things. One, I need you to answer verbally. Head nods and hand gestures about the fish you caught the other day being this big does not work. Second, although we are all professionals in the room, we tend to sometimes go into slang of yeah, uh-huhs and yeps and those don't come out so clear, so if you do slide into that, you will hear me or the court reporter sometimes ask you for a yes or no, affirmative, negative, however you prefer to answer, but we are going to ask for something clear whether it is negative or positive to an answer.

If you don't understand a question, let me know. This is not to go around in circles, but to gather information.

Also, because she's taking down everything that's said, we got to try to let each other finish the respective question or answer. It is preferable not for her to try to type two people talking over each other.

Your counsel, who is next to you, may object time to time. The vast majority of the objections will be to preserve the record for court, so you can essentially ignore it. Otherwise, I am going to ask her to read back the question, we are going to stop,

she's going to have to read back the question and it will just take longer, okay?

A. Okay. Is this being recorded too? I see a microphone.

Q. If you need to take a break, because we will be here for several hours, let me know, I will finish my line of questions and then we can take a break, okay?

A. Okay.

Q. Can you tell me your highest form of education?

A. I have a master's degree in finance.

Q. What school did you receive the master's degree in?

A. Fairleigh Dickinson University.

Q. What year?

A. I believe 1975.

Q. Besides a driver's license, do you hold any licenses?

A. CPA license.

Q. What year did you receive your CPA license?

A. I think 1975.

Q. Have you held it since approximately 1975 to today continuously without any breaks?

A. Yes.

Q. Since 1975, have you held any other licenses besides a driver's license and a CPA license?

A. I am a registered municipal accountant in New Jersey which is an RMA license.

Q. Having an RMA license, what does that allow you to do or what does that qualify you to do?

A. Audit municipalities within the state of New Jersey.

Q. Any other licenses?

A. Boating license.

Q. Any other licenses?

A. No.

Q. Have you ever had any licenses that were suspended besides potentially a driver's license issue?

A. No.

Q. We are going to be talking about several companies that we are all familiar with, but what I am going to ask is for your permission to use abbreviations for them. For, by example, the plaintiff, Tauriga Sciences, Inc., are you okay if we just call it Tauriga for today?

A. Yes.

Q. And for the defendant, Cowan, Gunteski &

Company, PA, are you comfortable with Cowan & Company as an abbreviation for purposes of your deposition and use of your deposition?

A. Yes.

Q. The reason I am going to try to remember to add company because there is obviously Donald Cowan and I don't want you to think I am looking to speak about him versus the company, okay?

A. Certainly.

Q. If you do get confused or you think that I have used it incorrectly and confuse you with your answer, please feel free to clarify, so we don't go down a path of confusion and then I have to re-ask all my questions, okay?

A. Okay.

Q. When did Cowan & Company first handle auditing services for publicly traded companies?

A. February fourth 2013.

Q. What happened on February fourth 2013 that Cowan & Company first started handling auditing services?

A. Meyler & Company was bought out by Cowan. They bought the assets of Meyler & Company.

Q. Was one of those assets the customer base of Meyler & Company?

A. Yes.
Q. One of those customers that was acquired Tauriga?
A. Yes.
Q. Did any employees from Meyler & Company move to Cowan & Company that are associated with auditing services?
A. Yes.
Q. Were any of those employees that moved from Meyler & Company to Cowan & Company that were auditors also working previously on the Tauriga file?
MR. HERZOG: Do you understand the question?
A. Could you repeat the question?
Q. Sure. I am trying to limit my question to Meyler & Company employees prior to February fourth 2013 that worked on the Tauriga file. Were any of those people the people that came to Cowan & Company?
A. Yes.
Q. Who went over from Meyler & Company that fits that category?
A. Rob Boyle.
Q. Could you spell the last name please?
A. B-o-y-l-e. And Sandeep Gandhi.
Q. At Meyler & Company, what was Rob Boyle's

title right before the acquisition?
A. He was a partner.
Q. Was he a full equity partner of Meyler & Company?
A. He was an equity partner, yes.
Q. You said Boyle, correct?
A. Yes.
Q. Subsequent to the acquisition, did Mr. Boyle work while at Cowan & Company on the Tauriga file?
A. Yes.
Q. Mr. Gandhi, what was his title or position at Cowan & Company prior to the acquisition?
A. He was a staff accountant.
Q. Did Mr. Gandhi continue to work on the Tauriga file when he came over to Cowan & Company?
A. Yes.
Q. Prior to the acquisition, was there anyone at Cowan & Company that worked on the Tauriga audit files that did not come over to Cowan & Company?
A. Not that I recall.
Q. Prior to the acquisition, how many years did Meyler & Company work on audit services for Tauriga?
A. I believe 2009 that the change of control

took place.
Q. For purposes of the deposition in this case, would you be agreeable to when we talk about a year associated with specific audit services that we talk about the year end if we want to? We will say year end 2009. Is that acceptable to you?
MR. HERZOG: Talking about the calendar year or fiscal year?
MR. SILVERBERG: That is what I was about to clarify.
Q. Let me strike that and let me clarify before you answer. To avoid me asking you to clarify repeatedly, are you agreeable to use year end when talking about a year when we are talking about auditing services related to Tauriga and that being the year end for Tauriga which is March of the respective year?
A. Year end which would be March 31st.
Q. So are you saying year end 2009 was the first auditing services?
A. That would make it 2010, right. The change in control I believe took place in November 2009 and so the first audit for Tauriga, the predecessor name of Tauriga, was 2010, March 31st '10 I believe.
Q. When you say "change in control," what do

you mean by change in control?

A. Well, prior to change in control, it was a vineyard and the vineyard went private and sold out the ownership to a group of people controlled by Antonio Tremino. I think that was in 2000 -- November of nine and then that group under Antonio started Renewable Energy business. That's my recollection.

Q. Although there was a change of control, which you believe happened in November of 2009, that entity was the same legal entity that continued on, correct?

MR. HERZOG: Object to the form.

A. Say that again please.

Q. Meyler & Company performed year end financial auditing services in 2008 for Tauriga, correct?

A. 2008?

Q. Year end, yes.

A. Yes. That was under Atlantic Wine.

Q. But it is the same legal entity?

A. Same legal entity.

MR. HERZOG: Object to form.

Q. So the first year that Bill Meyler, yourself, performed auditing services for Tauriga was

for the year end of 2008, correct?
A. We did, for that legal entity, we did services in 2008, yes.
Q. Those services included auditing services, correct?
A. Yes.
Q. Prior to Meyler & Company being acquired by Cowan & Company, did Cowan & Company do any other prior acquisitions of companies?
A. They had other acquisitions, yes.
Q. Were any of them in the auditing service field?
A. I don't know the answer to that. Cowan is primarily, you know, they do a lot of tax work, so --
Q. Was there a consultant utilized for the acquisition of Meyler & Company by Cowan & Company besides attorneys?
MR. HERZOG: Object to the form.
A. Besides attorneys?
Q. Besides attorneys?
A. No, no consultants.
Q. I apologize if I asked, but I want to clarify. Prior to the acquisition of Meyler & Company, Cowan & Company did not handle any auditing services, correct?

A. I believe they did auditing services.
Q. Did they do any auditing services prior to the acquisition for publicly traded companies?
MR. HERZOG: Asked and answered.
A. They did audits back in 2003 and early 2000s and then those companies either moved on to a much larger firm or they went private and that Cowan delisted, deregistered.
Q. Do you know what year that Cowan & Company delisted or, excuse me, deregistered?
A. I do not.
Q. Do you know what year they reregistered?
A. 2013.
Q. At the time of the acquisition of Meyler & Company, did Cowan & Company have internal procedures and quality control associated with auditing services of publicly traded companies?
A. Prior to the acquisition?
Q. Yes.
A. No, I don't believe so.
Q. Who was responsible for Cowan & Company having quality control and internal procedures associated with auditing services?
MR. HERZOG: At what point in time?
Q. First time. Who is responsible for

implementing them and drafting them?
A. Subsequent to the acquisition?
Q. It would be because you have answered that they didn't previously have, so that's why I am saying the first time, yes.
A. Well, it would be the partner in charge of accounting and auditing.
Q. Who was the partner at that time?
A. Kevin Donovan.
Q. How long did Mr. Donovan serve as the partner in charge of accounting and auditing at Cowan & Company?
A. I do not know.
Q. Does he remain there today at that title?
A. He is there today.
Q. Does he hold that same title?
A. I believe so.
Q. Are you familiar with a request to production that was sent to Cowan & Company?
A. Yes.
Q. Were you involved in any capacity personally in gathering the documents responsive to the Cowan & Company's request to produce?
A. Yes.
Q. Tell me in which process you utilized to

respond to the request to production?
A. I don't understand the question.
Q. When you received the request to produce in the subject case, how did you go to identify and organize documents responsive to that request to produce?
A. Well, when it came to e-mails, I just asked the IT manager to produce every e-mail from February '13 to present between any employee who worked on the job and Seth Shaw and Glahlou Lahlou.
Q. What is the name of the IT manager?
A. Paul Barrisi. When it came to the work papers, I just asked the IT manager to copy those files in total onto a disk which you received. When it came to any other files, we went to our computer records and searched and provided copies to our attorney who then provided them to you.
Q. Was there any search of file cabinets or desk drawers for responsive documents?
A. Cowan is 100 percent electronic, so everything would be on a computer.
Q. How long has Cowan & Company been 100 percent electronic?
A. Before I merged in. Before Meyler merged in with Cowan & Company.

Q. Let's talk about that acquisition. Was Meyler & Company 100 percent electronic at the time of the acquisition by Cowan & Company?
A. No.
Q. How were the records related to Tauriga integrated at Cowan & Company?
A. They were not integrated.
Q. Can you please explain your answer?
A. Well, we maintained our files manually and those binders were the property of Meyler & Company and they were put into a storage garage. If during the first year of any audit there was questions relating to those prior year audits, those binders are made available.
Q. Was there any time in which the Tauriga files that originally belonged to Meyler & Company were scanned and made electronic?
A. No.
Q. For the response to request to produce, were any of those records originally with Meyler & Company and acquired by Cowan & Company as part of the acquisition searched for responsive documents related to the request to produce in this case?
A. That was a mouthful. Can you break that down?

Q. Sure. The request to produce that you received in this case for Cowan & Company, were any of the Meyler & Company original Tauriga records searched for responsive documents?
A. No.
Q. Let's go back to Cowan & Company search for e-mails. The IT manager, was he given his instructions orally or in writing?
A. Gee, I think I sent him an e-mail.
Q. Did the e-mail provide search terms for him to inquire as part of his search for responsive documents?
MR. HERZOG: Object to the form.
A. I don't understand what search terms means.
Q. Did you provide him any key words or other identifiers --
MR. HERZOG: Let him finish the question.
Q. -- in order to assist him in finding responsive documents?
A. I only provided e-mail addresses to search any received or sent e-mails based upon those e-mail addresses.
Q. What e-mail addresses did you provide him?
A. I provided him mine, I provided him Boyle,

I provided Sandeep Gandhi, I think I provided Stephanie Cupo, I think I provided Jim Alviggi, I think I provided Christine Sikorski from Cowan. From Tauriga I provided Seth Shaw, I provided Glahlou Lahlou and Frank Lemendola.

Q. Anybody else?

A. I don't think so. Could be somebody else, but I don't think so. I think the list is pretty inclusive.

Q. What about Stella, the former CEO, Stella Sung?

A. I am not sure if Stella was on the list. I had very little correspondence with Stella, but I'd have to check to see if she was on the list. I think she may have been, but I wouldn't swear to it right now.

Q. Did you identify any e-mail addresses for any other nonparty to the litigation, meaning any third party, any other consultants, any other auditors, any other professionals, any other lawyers?

A. No.

Q. And I want to clarify. Frank Lemendola was a third-party accountant that neither worked for Cowan and technically didn't work for Tauriga either, correct?

MR. HERZOG: Object to the form.
A. Correct.
Q. The IT manager also assisted, per your testimony, in search of work papers that would be responsive to the request to produce, correct?
A. Yes.
Q. How did you assist the IT manager to identify responsive documents?
A. Pretty easy. I just told him to take the entire file. All our work papers for each particular audit engagement and review engagement are in a separate file, so I identified those files and he copied them.
Q. Can you explain how the server or cloud or network in which Cowan & Company utilizes how the folder would be identified?
A. First of all, Cowan uses a program called CSA which is Thomson Reuters program. It is an audit engagement program, so each audit engagement, each client has all the engagements chronologically by date under the name and I told him to copy the files for the year ended March 31st '13 and '14, so that would be the entire audit file and the entire audit file for the those two years.
Q. The reason would only be those two years,

year end '13 and year end '14, is because the Meyler & Company acquired year end audit records were not electronic at Cowan & Company, correct?

MR. HERZOG: Object to the form.

A. Correct.

Q. Did you ask or assist in any way or have someone else assist the IT team manager search for any other work papers or electronic files besides the '13 and '14 year end audit records for Tauriga?

MR. HERZOG: Could you read the question back please.

(Whereupon there was a record read.)

MR. HERZOG: He already testified about the e-mail search.

Q. I will clarify. Besides e-mails?

A. Well, I asked Kevin Donovan if he had anything and he and I went over the information that we thought was in the system. He came up with a few documents additionally and sent them to me and I included them in the disk that was sent to our attorney.

Q. What documents did Mr. Donovan provide you that you believed were responsive?

A. There were documents related to the PCAOB. He is the primary contact with the PCAOB, so he had a

few documents that I did not have and he provided them to me.

Q. Any other search for responsive documents to the request to produce besides what you have just testified?

A. No.

Q. Did you contact any attorneys to see if they had responsive documents to the request to produce?

A. I did not.

Q. By you I am talking about Cowan & Company?

A. I don't believe they did.

Q. Did anyone contact your legal counsel who assisted with the investigation and the resolution of the public company auditing oversight board's investigation?

A. I believe our attorney did.

Q. Do you know if any documents were supplied from your counsel that handled the investigation by the PCAOB?

A. Could you read that back?

(Whereupon there was a record read.)

A. There were documents supplied in that disk.

Q. Were those documents supplied by Cowan & Company's legal attorneys for the PCAOB investigation

directly to Cowan & Company or were those documents produced straight to your legal counsel in this case?

A. The documents that our legal counsel provided to Cowan & Company were provided to you. If any documents were provided to my legal counsel, I am not aware of what those documents were.

Q. Can you please explain to the best of your knowledge what the PCAOB is?

A. PCAOB is Public Company Accounting Oversight Board and they regulate accounting auditing firms who audit public companies.

Q. Do you know what areas in which they regulate auditing companies?

A. What areas?

Q. Yes.

A. Could you give me an example of what you mean?

Q. Do they review them for qualification, for independence, those type of issues?

A. Yeah, they control independence obviously, they control the accounting standards, they control, you know, they have a hand in developing the standards.

Q. We previously discussed Cowan & Company becoming registered related to its audit services.

What organizations or regulatory bodies did Cowan & Company become registered after the acquisition of Meyler & Company?

A. Well, they became registered with the PCAOB and I believe they registered with the Canadian Board of Accountancy.

Q. Were they required to do any registration with the SEC?

A. No.

Q. Prior to the acquisition, was Meyler & Company registered with the PCAOB?

A. Yes.

Q. At all times since year end 2008, was Meyler & Company registered with the PCAOB continuously?

A. Yes.

Q. Between the time that Meyler & Company started doing any work for Tauriga to its acquisition in February of 2013, was Meyler & Company ever investigated by the PCAOB?

A. No.

Q. Between the time that Meyler & Company first started working on Tauriga work and its acquisition, was it ever disciplined by the PCAOB?

A. No.

Q. The PCAOB as part of its services also does at least once a year an audit or review of its members, correct?

MR. HERZOG: Object to the form.

A. No, that's not correct.

Q. Do you know what the mission of the PCAOB is?

A. Admission?

Q. The mission?

A. The mission?

Q. The mission?

A. Protect public companies.

Q. Is it also to protect the investors of public companies?

A. Yes.

Q. Is it also to protect the public at large?

A. Yes.

Q. How did Cowan & Company first become aware of the PCAOB investigation of it?

A. I believe they got a letter in December 2015, '14. I guess it was '14 of an informal inquiry.

Q. Just so you know, and I can show you a document if you need, the order that the PCAOB came out was July 23rd 2015.

A. Right. It was '14, yes.
Q. Again I don't want to confuse you or trick you. I am just trying to find out.
A. I have a lot of dates in my mind.
Q. I can believe it and that's why I am trying to assist.
A. Okay.
Q. When you say "informal inquiry," what do you mean by informal inquiry?
A. I don't define it any other way than informal. I mean that's what they use in their letter.
Q. Do you know who that letter was addressed to?
A. Kevin Donovan.
Q. Did that informal inquiry identify any specific audit clients of Cowan & Company?
A. Yes.
Q. Were one of those clients Tauriga?
A. Yes.
Q. Was there any specific topic raised associated with the informal inquiry as to Tauriga?
A. I would say yes.
Q. What topic was raised in that informal inquiry associated with Tauriga?

A. They were questioning the rotation, the partner rotation for Tauriga. Let me rephrase that. They were questioning a potential independence violation that arose from the inspection of August 2013.

Q. Can you please explain what you are talking about that happened in August of 2013?

A. We, you know, we had under PCAOB rules every three years you are required to have an inspection. We had our routine inspection August '13. The team captain identified an independence breach with respect to partner rotation and wrote up a finding for Cowan & Company.

Q. Who is the team captain associated with the August 2013 inspection?

A. Nick Jenner.

Q. Was this inspection from August 2013 documented in writing in any way?

A. The inspection?

Q. Yes.

A. There was a preliminary inspection report that came out.

Q. Did that preliminary inspection report identify specifically a rotation issue of Cowan?

A. Yes.

Q. Did it specifically identify Tauriga?
A. Yes.
MR. SILVERBERG: Excuse me, you can't talk to him in the middle of the deposition.
MR. HERZOG: Yes, I can.
MR. SILVERBERG: No, you can't.
MR. HERZOG: I can talk to him anytime I want to.
MR. SILVERBERG: There is a pending question.
MR. HERZOG: There is no pending question.
Q. Was the inspection -- strike the question.
A. I am sorry.
Q. Sure.
A. I believe the inspection was in '14.
Q. Okay. If you think there is a year wrong, I don't have a problem you saying it out loud.
MR. HERZOG: I can speak to him anytime I want.
MR. SILVERBERG: I disagree.
MR. HERZOG: Are you sure it is '14?
THE WITNESS: I am pretty sure it was '14.
MR. HERZOG: Okay.

Q. What would you have to check to determine if it was 2013 or 2014?

A. Well, if we have the inspection report here we can check it pretty easy. Maybe I am getting confused a little bit, but I am sure it was '14.

Q. What actions did Cowan & Company take when they received the preliminary inspection report?

A. We did as we were instructed.

Q. What was Cowan & Company instructed to do?

A. In the letter they suggested we contact your mediation representative of the PCAOB to commence remediation proceedings.

Q. Beside contacting the PCAOB, did Cowan & Company do anything else?

A. Yes. We revised our quality control manuals and we took action to list the rotation requirements for each job and we listed out for the following five, six years who the engagement and quality review partner would be for each engagement.

Q. Was any policies or rules in place to prevent independence issues associated with partner rotation prior to the August 2014 informal investigation?

MR. HERZOG: Could you read that back?

(Whereupon there was a record read.)

A. Yes. We relied on -- in all the engagement work papers for each public audit engagement, we relied on PPC, Practitioners Publishing Company engagement policies, procedures, checklists, audit programs, etcetera, and one of those checklists was a partner rotation form that was completed.

Q. Were those forms for partner rotation completed prior to August of 2014?

A. Yes.

Q. Were any of those forms done for prior work by Meyler & Company?

A. Yes.

Q. So are you saying in August of 2014 Cowan & Company had the partner rotation forms for year end 2008, year end 2009, year end 2010, year end 2011 and year end 2012 for Tauriga?

MR. HERZOG: Object to the form. Never said Cowan had those documents.

A. I don't believe Cowan had those documents, but we historically from the audit team filled out the one for '13 and '14 for the audits.

Q. How was the prior work by Meyler & Company associated with Tauriga maintained in order to identify the five-year rotation?

A. Say that again please.
Q. Sure. Meyler & Company was acquired before the five-year rotation would have came due associated with Tauriga, right?
MR. HERZOG: Object to the form. That is not how the transition went down. He said the assets were acquired.
Q. You can answer.
A. Say it one more time please.
Q. Sure.
A. I want to give you a right answer.
Q. Sure. William Meyler performed auditing services for Tauriga starting in year end 2008, correct?
A. No, not William Meyler.
Q. Excuse me, Meyler & Company started auditing services for year end 2008 for Tauriga, correct?
A. It is not correct.
Q. What was the first year Meyler & Company did year end auditing services associated with Tauriga?
A. I believe the change in control took place in November of 2009, so it would be 2010.
Q. So Meyler & Company never did the year end

2008 auditing for Tauriga?
A. It did for Atlantic Wine.
Q. Which is the same entity?
A. Same entity.
Q. So the legal entity that's Tauriga, the first year that Meyler & Company did auditing services was for year end 2008, correct?
A. Yes.
Q. At Cowan & Company prior to the PCAOB informal inquiry, was there any record to identify that auditing services for Tauriga started in year end 2008?
A. I believe only that rotation form.
Q. Where was the rotation form related to Tauriga's year end 2008 stored at Cowan --
MR. HERZOG: Object to the form.
Q. -- the day prior to receiving the letter from the PCAOB wanting or identifying they are going to do an informal inquiry?
A. I think those papers were in the storage garage.
Q. Those papers would be in the storage garage for year end '09, year end '10, year end '11 and year end '12, correct?
A. Yes.

Q. Was there any electronic notation of the prior audit work associated with Tauriga in the Cowan & Company system prior to the informal inquiry by the PCAOB?

THE WITNESS: Can you read that back?

(Whereupon there was a record read.)

A. No.

Q. Besides the documents sitting in storage, was there any paper at Cowan & Company associated with the prior Tauriga work, auditing work prior to the informal inquiry?

A. You know, I am not going to say none, but I would be surprised if there was a lot, if there was anything.

Q. Since the date of the informal inquiry til you are sitting here today, are you aware or have you seen any such paper?

A. On the Cowan system?

Q. Yes.

A. No.

Q. The fact is since the acquisition, Cowan has always been 100 percent paperless, correct?

A. Yeah, they didn't want our work papers.

Q. No one bothered to scan in the Meyler & Company work papers associated with Tauriga, correct?

MR. HERZOG: Object to the form.
A. Correct.
Q. No one went into the PPC policy checklist and created any documentation associated with Tauriga to cover year end 2008 through 2012, correct?
A. From Cowan?
Q. Correct.
A. Correct.
Q. Well, Meyler & Company didn't exist in order to do it, correct?
A. Right. It is out of business. Nobody wanted to spend the money.
Q. After the date of receipt of the letter of informal inquiry from the PCAOB, did anyone from Cowan contact Tauriga?
A. No.
Q. From the date of the letter of informal inquiry from the PCAOB, did anyone contact an agent or affiliate of Tauriga to notify them of this inquiry?
A. No.
Q. How come?
A. We were working with our, you know, after we identified the weakness on the inspection and the informal inquiry came out, Cowan engaged counsel and

counsel was negotiating with the PCAOB on our part and when the settlement discussions came and our counsel negotiated the settlement, we and -- Cowan & Company and myself were -- we didn't think that -- we did not think that there were any other ramifications that we were not led to believe, that there were any other ramifications with respect to the censure that need to be discussed and everything was settled through that settlement offer.

Q. Did anything in the settlement offer protect Tauriga?

MR. HERZOG: Object to the form.

A. Not aware of any.

Q. Was there any negotiations as part of the settlement for clarification or identification that prior audit work by Meyler & Company and/or Cowan & Company and its employees was independent for the entire time associated with Tauriga?

MR. HERZOG: Can you read that back please?

(Whereupon there was a record read.)

MR. HERZOG: Object to the form. You can answer.

A. It was never discussed that I can recall.

Q. Did Cowan & Company or any of its employees

seek as part of the settlement any protection for Tauriga related to the audit services that were previously done?

A. Just thinking about that.

Q. Take your time.

A. It was never, in our discussions with counsel, it never came out.

Q. As part of the settlement and the process associated with PCAOB, was there any clarification sought as to prior audit work done related to Tauriga?

A. No.

Q. As part of investigation by the PCAOB and then the settlement, was there any negotiation associated with the right to continue to audit Tauriga?

A. No.

Q. As part of the inspection and the settlement of the PCAOB matter, was there any promises by the PCAOB that Cowan & Company and its employees can continue to audit Tauriga?

A. No.

Q. Was there any representations made by anyone associated with the PCAOB that Cowan & Company and its employees can continue to audit Tauriga?

A. No.

Q. Did Cowan & Company and its employees receive any opinion letters from any lawyers that they can continue to audit Tauriga?

A. No.

Q. Was there any inquiry into any governmental agency to seek whether Cowan & Company and its employees could continue to audit Tauriga?

MR. HERZOG: Object to form. What do you mean inquiry?

MR. SILVERBERG: You don't know what the word inquiry means?

MR. HERZOG: I don't know what you are talking about.

MR. SILVERBERG: You don't know what the word inquiry means in a general definition?

MR. HERZOG: Is it a general definition?

MR. SILVERBERG: General definition.

A. Since there's been so much back and forth, can you repeat the question?

(Whereupon there was a record read.)

A. No.

Q. Was there any inquiry made by Cowan & Company and its employees to anybody to determine

whether they can continue to audit Tauriga?

A. Well, we had not yet started the audit of '15 and we were dismissed, so it became a moot point.

Q. My question is very simple. Was there ever an inquiry by Cowan & Company and/or any of its employees to anybody about their ability or right to continue to audit Tauriga?

A. It was a moot point after we were dismissed. Why would we inquire of anybody?

Q. Are you claiming here today that you did not attempt to maintain the file of Tauriga for year end 2015?

A. We did not commence the audit of 2015.

Q. My question is very simple. Did you attempt to maintain Tauriga as a client in order to do the year end 2015?

A. Yes.

MR. HERZOG: Bathroom break.

(Whereupon there was a recess.)

Q. Back on the record please.

Did Cowan & Company or any of its employees seek any advice from anybody whether they could continue to do auditing services for Tauriga after the informal inquiry?

A. After the informal inquiry?

Q. Yes.

A. No, because we were under the impression that we had a new clock with respect to Tauriga and the reason I say that is because in 2008, right around November of 2008, well it was before that, I had a number of clients who were having change of controls and at the PCAOB forum in New York City in 2008 I discussed with a PCAOB representative, I think his name was Gregory Skates, he was one of the audit directors for the PCAOB, and I explained to him situations, characteristics of some of my clients that I thought would give me a new clock for a particular client, particular group of clients and he suggested -- he thought that based upon my explanations of the situations that I had a new clock and suggested that I speak with the SEC just to confirm, so it wasn't until, because summer is usually pretty busy and a number of things going on, vacations and etcetera, it wasn't actually until November that I finally contacted the SEC and spoke to somebody in the chief accountant's office and again they confirmed that based upon the situations that I was explaining to them that I had a new clock as well. So we just assumed that we were okay, on

good footing and based upon discussions with some of -- our PCAOB attorney, we discussed that with him, although he accepted it, but he thought it could be -- may not -- he thought that, I am just trying to think, remember, he was concerned that since we didn't document it to the -- well, what happened was the -- what had happened was the inspector on the inspection team, Nick Jenner, he had some issues with it and that's what gave rise to the comment or the finding and we had thought that by providing all this information to our attorney and that that was made known and provided to the PCAOB attorney that all of that was taken into consideration in the settlement agreement with the PCAOB and that we didn't have any further ramifications against us.

Q. So if I understand correctly, no matter what word I use, advice, inquiry, suggestion, consultation, your entire position that Cowan & Company and its employees can continue to audit Tauriga was based on an assumption?

MR. HERZOG: Object to the form.

A. I don't think it was an assumption.

Q. Okay. Your informal discussion at a conference with a PCAOB member was on clients without specific names, correct?

A. Yes.
Q. How long was that discussion?
A. Don't recall.
Q. Do you believe it lasted more than five minutes?
A. Yes.
Q. Do you think it lasted more than ten minutes?
A. No.
Q. Did anyone have any of the rules, regulations or code associated with the partner rotation on them or review them as part of that discussion that lasted less than ten minutes?
A. No.
Q. During that less than ten-minute conversation in 2008, was there any discussion of a specific opinion, ruling, statute, regulation or other law that suggested a change in control modified the five-year rotation law or obligation?
A. I mean they know the rules like the back of their hand. They know the rules much better than I do and I was asking for their opinion, if you will, okay. I mean if I knew the rules, every nuance of the rule, I wouldn't be discussing it with them.
Q. Prior to the discussion, that informal

discussion that lasted less than ten minutes in 2008, did you make any inquiry to any other professional about their opinion on the five-year rotation?

A. I may have.

Q. Do you recall specifically either way?

A. You are really taxing my memory now.

Q. I am trying.

A. I usually, when I have had an issue, we'd bounce it off another professional who had significant knowledge of PCAOB rules and guidelines.

Q. Since 2008 to the present, do you know of any colleague, acquaintance or friend who is a former employee of the PCAOB?

A. No.

Q. During that less than ten-minute conversation in 2008, was there any discussion of facts that may change the individual's opinion about the change control?

A. I don't believe so.

Q. I will give you an example to help. Was there a discussion well if three managers or board member stayed compared to no board members with a change of control, would that change someone's opinion. Were any of those examples or suggestions or inquiries provided?

A. Yes.
Q. Did the informal conversation change based on those topics added to the mix?
A. No.
Q. So it was always the same opinion?
A. Always the same opinion.
Q. So your understanding in '08 in an informal conversation if there was a change of more than 50 percent of ownership, didn't matter if the same management stayed or didn't stay, the five-year rotation started?
A. No, the management was a big issue.
Q. So it was all or nothing as management --
MR. HERZOG: Objection.
Q. -- as part of the change in control?
A. Well, the case I cited was all the management changed.
Q. But then I asked you if there was inquiry about like changing variables in management and you said yes, correct?
A. You have to repeat that question.
Q. Sure. Did you ask during that informal less than ten-minute conversation in 2008 if one manager stayed as part of the change in control how that would affect that person's opinion on that given

day?

A. I think the case I cited was complete change in management.

Q. During that less than ten-minute conversation, did you suggest any variables that could change this person's off-the-cuff opinion at the conference?

MR. HERZOG: Object to the form.

A. I don't recall.

Q. Were there any variables discussed in that ten-minute conversation to determine how broad or extensive the change of control had to be related to in order for there to be a new clock?

A. I think I was focusing on change of management, okay. In this case there was a complete change of management.

Q. But there was no variable asked about a left over director, was there?

A. Well, yeah. That change of management and change of directors that's management and the board of directors, yes.

Q. So you understood that this person's opinion when you walked up to him in 2008 and spoke for less than ten minutes at a conference that in the circumstance of 100 percent control, change of

control in management directors and more than 50 percent in shareholders would equate to a five-year clock restarting?

A. We were really focusing on change of officers and directors, okay.

Q. So there was nothing to do about the shareholder change of control?

A. I believe -- I think we did discuss the shareholder change of control, but the main focus was on if you had a complete change of management and directors, that would pretty much give me a new clock.

Q. Did this person you talked to in the '08 conference for less than ten minutes indicate any examples in which the PCAOB considered there to be a new clock with a complete change of management?

A. No, he did not give me examples. We did not discuss examples other than the examples of the client that I provided to him.

Q. That client was not Tauriga, correct?

A. It was not Tauriga in its present form.

Q. What do you mean by present form?

A. Well, it was Atlantic Wine and some other clients that I had were almost in the same similar situation.

Q. So are you saying sitting here today that when you went up to this person in 2008 and spoke for less than ten minutes that you had specifically in mind Tauriga?

A. Yes.

Q. Was this person that you spoke to less than ten minutes in 2008 suggesting that he was 100 percent confident or based on those basic facts he thinks so or that was just his initial feeling?

A. I believe he said he agreed with my assumptions and that he thought I had a new clock.

Q. What was his position at the PCAOB meeting in 2008?

A. I don't know his exact position. I know he was a pretty high-ranking individual in the PCAOB.

Q. Was his name again?

A. Gregory Skates.

Q. As part of the informal inquiry and the investigation by PCAOB by the Cowan & Company, did you reach out to Mr. Skates?

A. I did.

Q. Were you able to locate him?

A. I did.

Q. Do he recall the conversation that you claim happened in 2008?

A. He did not recall the conversation and when I told him I was questioning because of a situation that arose on inspection the conversation ended very quickly.

Q. At the time you reached out to him associated with your Cowan & Company PCAOB issue, was he still with the PCAOB?

A. Yes.

Q. Did Cowan & Company attempt to get a statement from him as part of the response to the PCAOB?

A. As I said, the conversation ended quickly.

Q. Did you ask your lawyers to reach out to get his opinion?

A. I think our attorneys --

MR. HERZOG: Just answer yes or no first and we can address a potential privilege issue.

A. Can you repeat the question?

Q. Sure.

(Whereupon there was a record read.)

A. Yes.

Q. Was Cowan & Company or its agents able to gain his opinion as part of the investigation?

A. I do not believe so.

Q. At the time you reached out to him as part of Cowan & Company, what was his position at the PCAOB?
A. I am not 100 percent sure, but I think he is Director of Auditing. He is pretty high level.
Q. Was there any inquiry placed to the PCAOB, including to Mr. Skates, about the clock restarting for an opinion?
MR. HERZOG: Object to the form.
A. At what particular point in time?
Q. Any point in time including yesterday?
A. No. Typically at PCAOB doesn't give opinions.
Q. You can always try and get shot down.
A. I know. Just like the SEC, they don't put anything in writing.
Q. But you don't have any inquiries or written requests for an opinion related to independence in any manner associated with Tauriga, correct?
A. To the PCAOB?
Q. To anybody?
A. Only the memorandum that I document to my files of my conversations.
Q. When did you create that memo?
A. I believe it was November 2008.

Q. Where did you find that memo?
A. Where did I find it?
Q. Yeah.
A. My personal computer in my documents.
Q. As part of your search for documents responsive to the request to produce, did you search your personal computer?
A. I did.
Q. What did you search it for?
A. Anything related to Tauriga.
Q. What specific terms did you use?
A. Oh, you asked me a question?
Q. Yeah. What personal terms did you use?
A. My documents has one folder, one big folder and I just scrolled down.
Q. So you didn't search. You just looked file name by file name?
A. Just file name by file name and not a lot of information in my documents. When I leave the office I don't do anything.
Q. This personal computer that you found the memo from 2008, are we talking about like your personal computer at home?
A. That was my work computer at Meyler & Company.

Q. When you found that memo, was it at the Cowan & Company office or at your personal residence?
A. My home.
Q. What kind of computer is that?
A. It is a Dell Inspiron.
Q. How old is it?
A. It has got to be at least seven-years-old.
Q. You still have it today?
A. I still have it. It is on its last legs. The screen doesn't work, so I had to have another monitor to hook up to it. The hard drive is on the last legs.
Q. Did you find anything besides this memo on your personal PC that was responsive to a request to produce?
A. No.
Q. This memo about rotation in the 2008 conversations, when did you find it?
A. When I was approached by the team captain, Nick Jenner, and the inspection, I knew I had this document in my computer and I went home that night and looked for it and got it out. That was on inspection in August '14 and the file date still remains the same. Hasn't been changed.
Q. What do you mean the file date?

A. The file date on the computer.
Q. Oh, you mean when you look at the details about the document?
A. Right. Never been modified.
MR. HERZOG: Wait for his question.
Q. You mentioned a second conversation that you had associated with the clock restarting for the five years, correct?
A. Yes.
Q. Who is that conversation with?
A. It was a gentleman at the SEC.
Q. Any specific department within the SEC?
A. I think chief accountant's office.
Q. Why did you call someone at the SEC?
A. Because, you know, typically the PCAOB will not give anything in writing and when I had the conversation with Greg Skates, he suggested that I verify our mutual understanding with the SEC, so I did that.
Q. Did he use the term mutual understanding or is that your words?
A. That's mine.
Q. How did you identify Mr. Bailey as the right person to speak to?
A. Just called the SEC and asked for somebody

to talk to. I had no name.

Q. Was anyone else on the call with you?

A. No.

Q. The conversation that happened earlier in 2008 that lasted less than ten minutes with Mr. Skates, was anyone else with you that overheard your conversation with him?

A. No, I don't believe so.

Q. How long did your conversation with Mr. Bailey last?

A. I would say less than ten minutes, maybe 15. I don't recall. We discussed the same issue, same information that I discussed with Skates.

Q. Any variables added that are different than you gave Skates?

A. No.

Q. Did you have Tauriga specifically in mind when you were speaking to Mr. Bailey?

A. Yes.

Q. Why in 2008 were you worried about the five-year rotation if it was your first year handling audit work for Tauriga?

A. Because I had audited Atlantic Wine.

Q. I am making a clarity for this deposition in this case. Atlantic Wine is Tauriga, correct?

A. Right.
Q. It is just a different name than it had at one point in life?
A. Right, but I had audited Atlantic Wine prior to 2008 and you keep coming up with 2008.
Q. When was the first year that you did any audit work associated with Tauriga?
MR. HERZOG: Including Atlantic Wine?
MR. SILVERBERG: Atlantic Wine is the same company.
A. I took them public, so 2005, 2004. It was 2004 or five.
Q. Was there any breaks in the audit work between year end 2005 and year end 2014?
A. No.
Q. Do you recall any specifics that Mr. Bailey gave you?
A. No.
Q. Did Mr. Bailey point you to any rules, regulations, code, opinions or other matter associated with the five-year rotation for you to rely on or consider?
A. No.
Q. Did Mr. Bailey give you any examples of what was a basis to restart the clock versus a basis

not to?
A. He did not. I just presented the facts the way I understood them and he was in agreement with me.
Q. What were the specific facts that you told Mr. Bailey?
A. It was in a memo. You know, offhand I didn't see the memo. Do you have the memo?
Q. Sitting here today, you don't recall the specific facts?
A. Well, I remember the change in control, the change in management, officers, directors and change of I mentioned the stock ownership then too.
Q. So it was a combination of three things, change majority of ownership, change of all management and change of all directors, correct?
A. The change of shareholders was an added, but the primarily emphasis was on all directors, all officers and that was the primary thing that we were focused on.
Q. Did Mr. Bailey say there were any special considerations or factors in determining whether the clock would restart?
A. No. I think I presented, you know, concentrated on officer and director and he agreed he

thought I had a new clock.
Q. Did Mr. Bailey provide anything in writing?
A. No.
Q. Did anyone from the SEC provide anything in writing?
A. No. You know they don't.
Q. Was there any inquiry to the SEC for any opinion related to this issue obviously?
A. No, but I understand the SEC does track phone conversations and phone calls.
Q. Were you able to identify the proof that the phone call actually occurred?
A. No.
Q. Since year end 2005 related to Tauriga, have and has William Meyler been the lead audit partner?
A. Yes.
Q. From year end 2005 through year end 2014 for Tauriga, has Bill Meyler been the audit partner responsible for reviewing the audit?
A. Yes.
Q. Has the issuer since year end 2005 through year end 2014 been Tauriga?
A. Yes.
Q. Did Meyler & Company ever provide a

different lead audit partner to Tauriga?
A. Did Meyler & Company?
Q. Correct.
A. No.
Q. Between the acquisition and year end 2014, did Cowan & Company ever provide a different lead audit partner?
A. Yes.
Q. What year did Cowan & Company provide a different lead audit partner from 2014 year end prior?
A. It did not. Subsequent it did.
Q. It is your position that Cowan & Company proposed a different lead auditor for year ending 2015, correct?
A. Yes.
Q. So between the acquisition date by Cowan & Company of Meyler & Company to its final year end audit that it prepared in 2014, William Meyler was the lead audit partner, correct?
A. Yes.
Q. At Meyler & Company, who was the audit partner responsible for reviewing the Tauriga audits?
A. It was me.
Q. At Cowan & Company for audits actually

completed, who was the audit partner responsible for reviewing the audit?

A. Me.

Q. I am going to ask globally and separate if there is a difference. For Meyler & Company and Cowan & Company associated with Tauriga, was there any difference ever between the lead audit partner and the audit partner responsible for reviewing the audit?

A. Okay, lead audit partner reviews the audit.

Q. So the answer they are the same in your mind, correct?

A. Yes.

Q. Cowan & Company during all material times that it's performed auditing services for Tauriga was a registered public accounting firm, correct?

A. Yes.

Q. All times that Meyler & Company provided auditing services for Tauriga, it was a registered public accounting firm, correct?

A. Yes.

Q. Have you ever seen any law, rule, code or regulation that defines issuer in any way that is impacted by a change of management when it relates to the PCAOB audit partner rotation rule?

A. I don't think I understand the question.
Q. Sure. Fair enough. You understand associated with the audit partner rotation requirement that it uses the term issuer, correct?
A. Yes.
Q. Familiar with in our case the issuer is Tauriga, right?
A. Right.
Q. And I am sure you have looked at the definition of issuer and how issuer is used associated with the audit partner rotation requirement, correct?
A. Yes.
Q. Have you ever seen anything in writing that states that there is any difference between an issuer before a change in control and after a change in control?
A. No, but the SEC and the PCAOB do have internal guidelines not published that I think govern the change of a clock, but I have not seen those rules. I don't think they are published either, but they are certainly aware of change of control, change of clock and they have committees that discuss those issues on a particular question, so I know that within the SEC and the PCAOB this is not a new

subject matter for them. It is there, but I have not seen it public in a rule, okay.

Q. Are you saying that there is something more than this topic that's been brought up, that there is been actually like an informal decision that the clock restarts?

A. I think the SEC does make rulings on resetting the clock. I do.

Q. Have you ever seen any?

A. Well, they wouldn't have discussed it with me if it was black and white.

Q. So in 2008 you realized it was a grey topic, grey area?

MR. HERZOG: Object to the form.

A. I realized that it was a discussable topic and that they were willing to talk about it. If it was black or white, they wouldn't be willing to talk about it.

Q. So in 2008 you knew it was an unverifiable position, correct?

MR. HERZOG: Object to the form.

A. I didn't go that far.

Q. But you knew in 2008 it was unverifiable position, correct?

MR. HERZOG: Same objection. You can

ask him again. He's already answered it.
MR. SILVERBERG: He didn't answer it.
MR. HERZOG: He did answer it.
Q. You can answer.
MR. HERZOG: Read back his previous answer to the same question.
MR. SILVERBERG: Are you instructing him not to answer?
MR. HERZOG: You are saying he didn't answer. You asked him a question. He answered it. You asked him the same exact question and then you say he didn't answer it.
MR. SILVERBERG: The back and forth.
Q. Yes or no you could not verify the PCAOB's position on restarting the clock in 2008?
MR. HERZOG: Object to the form.
A. I can't answer yes or no.
Q. In 2008 if I asked you to verify PCAOB's position on restarting the clock for partner rotation, how would you verify it?
A. My verification process was discussion with the PCAOB and the SEC. That's the reason why I went to them because the rules weren't clear.
Q. Sir, how long have you been an auditor?
A. A long time.

Q. Do you take half of your clients' telephonic responses as verification that things are accurate?
A. Depends on who I am speaking to.
Q. Okay. Give me an example of a material issue that you would take a verbal response and accept it as an auditor under PCAOB guidelines, in your professional guidelines?
A. Obviously this was an example.
Q. I am asking for a different example, sir. I want to know as a professional auditor for more years than I have practiced law and maybe more years than I have been alive for an example of a time as an auditor that you took verbal information as verification for a client?
MR. HERZOG: Object to the form.
MR. SILVERBERG: I will re-ask the question.
Q. As a professional auditor for publicly traded companies for a number of years, I want an example where you accepted verbal information about a material issue and accepted it for a client?
A. Well, when we got into complex derivative calculations I would consult with some professionals who had significant expertise in this area and

discussed the issue with them and I would rely sometimes on their advice.
Q. Give me an example last time you did that?
A. Just recently.
Q. Who is the name of the client?
A. That is confidential.
Q. Why is it confidential?
A. I don't disclose. I don't talk about other clients.
Q. How do I verify what you are saying?
MR. HERZOG: No back and forth there. Clear regulations of confidentiality of client identification.
Q. What professional did you contact that you relied upon their word as verification?
A. It was another acting firm.
Q. Which acting firm?
A. Cherry Bekaert.
Q. Who at Cherry Bekaert?
A. Gus Perez.
Q. When was this conversation with Mr. Perez that you relied on his verbal information to a material issue as verification?
A. I would say within the last two months.
Q. Was Cherry Bekaert engaged by that client

to perform services?
A. Yes.
Q. Did you receive subsequent written documentation from Cherry Bekaert on that issue?
A. I wasn't the partner on that job. I was doing it as independent for a client.
Q. So it wasn't a publicly-traded company that you were the lead auditor?
A. Two months ago. I wouldn't be given public work two months ago.
Q. That's true. So it wasn't for an issuer that you relied on verbal comment?
A. I was discussing with the client -- the client asked for advice on a particular agreement, I thought I was right, but I conferred with Gus Perez and he concluded that I was right.
Q. I would like an example where you were the lead auditor partner for an issuer where you took a verbal statement as verification for a material issue and if you have never done it, just say you have never done it?
A. I can't recall if I have done that.
Q. Based on all the regulations and your professional ethics, do you think it's appropriate on a material issue as a lead audit partner for an

issuer to take a verbal verification?

MR. HERZOG: Objection. He is not here to give opinion testimony.

Q. You can answer.

A. Do I have to answer that?

MR. HERZOG: No, you are not here as an expert.

MR. SILVERBERG: You can't instruct him not to answer. I am asking his opinion.

MR. HERZOG: You are asking him a question. He is not here to give an opinion.

MR. SILVERBERG: You are instructing him not to answer?

MR. HERZOG: I am not instructing not to answer. He himself said do I have to give an opinion?

MR. SILVERBERG: I am asking for opinion.

MR. HERZOG: Sure, you are.

Q. I am asking for your opinion. I am not asking for an expert opinion. You have to give me your opinion.

MR. HERZOG: No, he doesn't. He is here as a fact witness. He is here not to give opinions.

MR. SILVERBERG: So you are instructing him not to answer?

MR. HERZOG: I am not instructing him not to answer. He himself said do I have to give an opinion. He himself recognizes the impropriety of the question.

Q. Sir, you have to answer. Your lawyer has not advised you not to answer.

MR. HERZOG: He doesn't have to answer.

MR. SILVERBERG: Then you are either instructing him not to answer --

MR. HERZOG: No. You can ask him a question that is privileged. He wouldn't have to answer that if I instruct him or not. It is an improper question of a fact witness.

MR. SILVERBERG: First of all, he's not identified as a fact witness.

MR. HERZOG: Sure, he is.

MR. SILVERBERG: 30(b)(6), his official professional opinion about something.

MR. HERZOG: No, you don't. You can't transform him into a witness who has to give opinion evidence by designating him as a 30(b)(6).

MR. SILVERBERG: Whether 30(b)(6) or

individually, I am allowed to ask him his personal opinion.

MR. HERZOG: No, you are not, not if it is not a fact-based question. You can ask him all the questions you deem appropriate about what he did and why he did it or why he didn't do it. You don't then transition that into opinion testimony.

MR. SILVERBERG: Just for the record, you are not instructing him to not answer, correct?

MR. HERZOG: He himself said do I have to give an opinion.

Q. Sir, are you refusing to answer the question?

A. I am not going to give an opinion.

Q. Are you refusing to give an opinion?

MR. HERZOG: He has answered the question.

MR. SILVERBERG: I am taking it to the judge, so I want him to understand is he refusing to answer the question. He is a defendant in the case. As corporate representative and individually, are you refusing to answer the question, yes or no?

MR. HERZOG: On his opinion?

A. Yes.

MR. SILVERBERG: Mark that for the

record. Mark that because we will call after lunch. I will call to set it up.
Q. As a lead audit partner, has another person on the audit team ever come to you and said they got a verbal verification on a material issue for an issuer?
A. No.
Q. Have you ever accepted a verbal statement as verification when acting as a lead audit partner for an issuer from a banking institution?
A. No.
Q. Why not?
A. Maybe I am misunderstanding the question. Can you expand on it?
Q. Sure. As part of the services as an auditing firm you verify financial information related to or about an issuer, correct?
A. Yes.
Q. Wouldn't you agree it is easier to pick up the phone and speak to someone at the bank than gather all the documents and look through them as part of an audit, correct?
MR. HERZOG: Object to the form.
A. I wouldn't do that.
Q. Why not?

A. Because the standards require you to confirm and get it in writing.
Q. What standard requires that?
A. I don't have the number in the back of my mind.
Q. What regulation of what body requires that standard?
A. Generally accepted accounting principals in the PCAOB.
Q. Why is it your understanding that they require verification in writing?
A. Because they want independent verification.
Q. On behalf of Tauriga, were your conversations in 2008 independently verifiable?
MR. HERZOG: Object to the form. You have asked him this same question four times now.
Q. You can answer.
A. Say that again.
MR. SILVERBERG: Read back the question.
(Whereupon there was a record read.)
A. I think that is the same as before.
Q. Are you refusing to answer, sir?
MR. HERZOG: He answered it.
Q. I am asking for your answer.

A. Yes.
Q. They are independently verifiable?
A. Pardon me?
MR. HERZOG: That is not the question.
A. You asked am I refusing to answer and I said yes.
MR. SILVERBERG: Can you mark that for the judge as well.
Q. Sir, I should have asked this earlier. You are familiar with the 15 U.S.C.S 78J-1 which is the audit partner rotation rule?
A. Yes.
Q. It had the word unlawful. Are you refusing to answer the questions because of concern of criminal action?
A. No, I did nothing criminal here, no.
Q. I just want to understand if that is why you are refusing.
Were you able to verify the 2008 conversations, so during your negotiations and the inquiry by the PCAOB relating to Tauriga.
MR. HERZOG: Asked and answered. You can answer it again. We went through this.
MR. SILVERBERG: I didn't ask him that

question.

MR. HERZOG: Sure you did.

MR. SILVERBERG: I asked it differently.

MR. HERZOG: You asked the same question.

MR. SILVERBERG: You are saying word for word I asked the same question?

MR. HERZOG: I said you asked him the same question. You didn't repeat it verbatim, but the substance has previously been asked.

Q. Are you refusing to answer, sir?

MR. HERZOG: Answer it again, Bill.

A. Yes.

MR. HERZOG: Bill, answer the question again.

A. Repeat the question.

MR. SILVERBERG: Read it back please.

(Whereupon there was a record read.)

A. Can you expand on conversations? Conversations with who?

Q. Sure. Were you able to verify the conversation with Mr. Skates during the inquiry and investigation by the PCAOB?

MR. HERZOG: Answer it again.

A. You asked me that question before.
Q. I asked it differently. It is okay.
A. I told you that he couldn't recall a conversation and when I told him that it was part -- I was trying to get some information with respect to the PCAOB inspection, the conversation ended.
Q. I don't know if you did anything else. So were you able to verify it, yes or no?
A. Obviously I am telling you what I did and I am telling you the nature of the conversation.
Q. Okay.
A. Yes, I tried to verify it.
Q. But you were unable, correct?
A. I told you the nature of the conversation.
Q. Sure. So for clarity, you were unable to verify what Mr. Skates allegedly told you in 2008, correct?
MR. HERZOG: Asked and answered.
A. I just told you the nature of the conversation.
Q. I am asking for clarity yes or no, you were unable to verify the alleged conversation that occurred in 2008 between you and Mr. Skates?
MR. HERZOG: Just because you don't like an answer doesn't mean you can keep asking the

same question. You have asked him this about five times now.

MR. SILVERBERG: I am asking for clarity, yes or no.

MR. HERZOG: Not clarity. He has told you what he did. Repeatedly he has told you what he did.

Q. The question is pending, sir. Yes or no, were you able to verify your conversation occurred in 2008 with Mr. Skates?

MR. HERZOG: Tell him again what you did.

Q. No, I didn't ask what you did. I asked yes or no and then you can clarify.

MR. HERZOG: You can't dictate whether a question can be answered yes or no.

MR. SILVERBERG: I can absolutely ask a yes or no question and then he can expand.

MR. HERZOG: No. You can ask the question. That doesn't mean he has to answer it yes or no.

MR. SILVERBERG: Sir, you can object. Do not do speaking objections.

MR. HERZOG: Then don't ask repetitive questions.

MR. SILVERBERG: You can object asked answered.
MR. HERZOG: Asked and answered.
MR. SILVERBERG: Perfect.
A. Say that again.
Q. Sure. For clarity, yes or no, were you able to verify your 2008 conversation with Mr. Skates with regard to resetting the clock as to Tauriga?
MR. HERZOG: For clarity, tell him again what you did.
MR. SILVERBERG: Sir, you are not allowed to instruct the witness how to answer a question.
MR. HERZOG: You are not allowed to keep asking the witness the same question.
MR. SILVERBERG: You are improperly doing speaking objections. You know it is proper.
MR. HERZOG: Ask proper questions I won't say anything. You keep asking the same question time after time after time.
A. The answer to my question should be you should be able to glean from my response the answer to your question.
Q. And I choose not to glean and I am asking you direct. Yes or no, were you able to verify the

conversation with Mr. Skates regarding Tauriga in 2008 about resetting the clock?

A. I told you before he didn't recall the conversation.

Q. I understand that. Were you able to verify it, sir, yes or no?

A. I was able to verify that I spoke to him. I am able to verify that he didn't recall the conversation.

Q. How are you able to verify that you spoke to him in 2008?

A. There is no witness on that, okay. I mean it was just at the forum we spoke.

Q. So there is no way to verify that 2008 conversation with Mr. Skates?

MR. HERZOG: Object to the form.

A. We only spoke at the forum and I told you what happened.

Q. But there is other ways to verify things, correct? So I am asking you is there any other way? It is a simple yes or no.

A. And I have told you before that I believe that, you know, the SEC and the PCAOB do entertain these conversations on an informal basis.

Q. But they are not binding, are they?

A. Ever hear anything binding with the PCAOB or the SEC?

Q. They issue orders and rules and regulations that are binding. Do you agree?

A. Yes.

Q. So they do issue binding matters.

A. Only enforcement matters.

Q. I just want to know are you able to verify the alleged conversation that happened in 2008 between you and Mr. Skates regarding Tauriga and resetting the clock?

MR. HERZOG: Objection.

A. There were no witnesses.

Q. You are asking me to glean and I am asking for absolute clarity. Are you able to verify, yes or no?

MR. HERZOG: Objection. Verify in his mind, in your mind, in Skates' mind?

Q. Okay. I will reask the question. Are you able to independently verify that you had a conversation in 2008 with Mr. Skates regarding Tauriga and resetting the clock?

A. I wouldn't have written a memo to my files if I didn't have the conversation back in 2008 and you can certainly see that the file date has not

changed, so that would be indication that I did have. I mean it was well before any enforcement action by the PCAOB, so that's my verification.

Q. Is that the only verification you have?

A. It is the only verification I have.

Q. That is the only verification as to Mr. Skates, correct?

A. Pardon me?

Q. That is the only verification as to Mr. Skates, correct?

A. Well, same thing with the guy at the SEC.

Q. So you believe the memo is the only form of verification as to Skates and Bailey as to your 2008 conversation about resetting the clock, correct?

A. That's correct.

Q. Did you attempt to follow up with Mr. Bailey after receiving the informal letter from the PCAOB in 2014?

A. Yes. Well, I did it as soon as the inspection team notified me. There is a gap between the inspection finding and the informal letter.

Q. Were you able to reach Mr. Bailey?

A. No, I was not able to reach him.

Q. Did you speak to anyone else at the SEC with regarding your position about the restarting of

the clock as to the partner rotation for audits?
A. I did.
Q. What were you informed?
A. They had agreed with the management change, director change. Then they added another premise as far as whether there was a change in the accounting department. That came out of the blue. That was never discussed previously. Had there been a change in the accounting department, I think they would have agreed with me.
Q. Who at the SEC did you speak to in 2014 that informed you of that position?
A. Also discussed it after the phone.
MR. HERZOG: Just answer his question.
A. I don't have a record of those names, but the phone call is logged in.
Q. What do you mean logged in?
A. They keep a record of whom they discussed and when they discussed, the SEC.
Q. By your comment of discussed, I would assume that the condition of a change in the accounting department would not be something that occurred with Tauriga, correct?
A. They didn't have an accounting department.

They used outside professionals who were independent of the company.

Q. But the position the SEC took when you spoke to them in 2014 did not qualify for change in the clock associated with Tauriga and your services, correct?

A. On an after-the-fact basis, yes, but to the point, they do review individual situations as I spoke to you before about. It is not a hard -- even though the rule is written hard and fast in the regulation, they do take case-by-case basis, so that supports my original position way back when.

Q. But in 2008 you knew that was a position of those people and a possibility that if you ever got investigated that it would not be necessarily the position of the investigator, correct?

A. No. I assumed that what I heard from the PCAOB and the SEC was authoritative and that would hold up. I never had a second thought that I didn't have a change in clock. I am a pretty honorable guy, so I wouldn't do anything illegal or irresponsible.

Q. Based on your experience, haven't you seen the SEC over time, even in a matter of a year or two, change positions on either interpretation of their rules or exceptions to their rules?

A. Have I seen?
Q. Yes.
A. The SEC interprets the rules the way they want, so does the PCAOB.
Q. So they can look at two very similar fact circumstances and come up with two very different decisions, correct?
A. I think so.
Q. This has been the way of the PCAOB since they came in, correct?
A. If you talk to a different group of people, you may get a different set of answers.
Q. And the same goes for the SEC, correct?
A. Absolutely.
Q. So don't you agree that although you are honorable and you believe they should have stuck to their word, it was a mistake to just trust the informal conversations?
A. You are going back to the same question again. I told you what I did and that stands.
Q. I am not asking you about what you did. I am actually taking your word that you are honorable and I am saying was it a mistake to rely on the informal conversations based on your knowledge about how the PCAOB and SEC operate?

A. On hindsight it may have, yes.
Q. Is there any way on hindsight that it was not a mistake?
A. I don't have an answer to that.
Q. Clearly I believe you did not intend for what happened with Tauriga to happen, correct?
A. Absolutely.
Q. If I say that I believe you that you had the '08 conversations or relied on that, but we both know the PCAOB and the SEC do change their mind over time depending on who you talk to, depending on the circumstances, it is clearly a mistake to just flat out rely on those conversations, correct?
MR. HERZOG: Asked and answered.
THE WITNESS: Pardon me?
A. Again we are going back to the same situation.
Q. I am asking for an answer.
A. Pardon me?
Q. I am asking for an answer.
A. I relied on my memo which was fully documented at that time and I trusted the people I was speaking to and, you know, Greg Skates is one of the most highest ranking people in the PCAOB and chief accountant's office, you can't get any higher,

so I documented my findings and I stand by my document. It hasn't been changed.

Q. That document, that memo that we are talking about didn't change the way the PCAOB ruled on the rotation associated with Tauriga, correct?

A. That's correct.

Q. So don't you think it was a mistake to just orally rely on that --

MR. HERZOG: Asked and answered.

Q. -- considering your knowledge about how the PCAOB and the SEC work?

A. I don't think I did anything different than any other respectable accountant who has informal discussions with a governing body.

Q. I am going to go down that path and we can talk about that, but I am simply asking you considering the informal discussions in '08 and what occurred based on the PCAOB investigation of the rotation of partners relating to Tauriga and the fact you didn't notify Tauriga of this issue, don't you think it was just a mistake?

MR. HERZOG: Asked and answered.

Q. Yes or no?

A. Based upon my original discussions back in November '08, based upon the negotiations our PCAOB

attorney had with the PCAOB in the settlement structure, I don't think it was a mistake.
Q. So it is your position the PCAOB was just flat out wrong in their censure?
A. Personally, yes. I got hung out to dry.
Q. Are you aware of any personal vendetta that they came after you specifically?
A. No.
Q. Are you aware of any vendetta against Cowan & Company that this occurred?
A. No.
Q. Based on your experience of dealing with the PCAOB and the SEC and the fact that they can change their opinion based on who you ask and time and circumstance, do you believe sitting here today that you should have notified Tauriga of a potential risk if the clock wasn't deemed to restart?
A. Based upon our discussions and negotiations of our PCAOB attorney, no.
Q. But those negotiations and discussions did not change the fact that you were considered not independent associated with Tauriga's year end 2014 audit, correct?
A. That's correct.
Q. So clearly there is a mistake somewhere,

correct?

MR. HERZOG: Object to the form.

A. I don't believe so. Based upon our discussions, we were led to believe there was no further ramifications related to the firm or our impact on Tauriga. That is what we were led to believe.

Q. How were you specifically led to believe that?

A. Via telephone conversations.

Q. What words, by who, at what time led you to believe that?

A. There were several conversations, you know, between the time we hired the PCAOB attorney and the time the settlement offer came out and there was never a mention that we were going to be fined, disbarred or any impact on any of our clients other than this censure, public censure.

Q. Was there any inquiry by Cowan associates employees or its employees or its professionals if there would be any ramifications on Tauriga?

A. Based upon our conversations with the attorneys didn't lead us to believe that we should do any further, investigation.

Q. So is it your position the fact that the

PCAOB didn't say that they are going to go after Tauriga or report Tauriga means that you just sit quiet and not ask if there is any ramifications to your client?

MR. HERZOG: Object to the form.

A. Why would the PCAOB go after Tauriga?

Q. Well, they could forward the information that you were not independent?

A. They did not do that.

Q. I didn't say they did it, did I?

A. Huh?

Q. I didn't say they did it. I said give me an example.

A. We are not aware they did it. I am sure Seth would have called me and told me.

Q. I am not asking you what actually occurred. I am saying the fact that they didn't tell you that they would or would not go after Tauriga, that was sufficient in your mind that Tauriga was protected?

MR. HERZOG: Object to the form.

A. Yes.

Q. With years of experience as a lead audit partner for issuers, is silence sufficient as a verification?

MR. HERZOG: Object to the form.

A. I don't understand the question.

Q. Let's take the scenario you are in negotiations with the PCAOB about settling Cowan & Company, Mr. Meyler's issue, and there is no mention of any ramifications on Tauriga or lack of ramifications. Is that sufficient based on your years of experience as a lead audit partner for an issuer to rely that that is verification they won't go after them?

A. Although I think Tauriga was subject of the discussion, was the issuer in question, the situation between the PCAOB and Cowan was that's what it was. It was a situation between Cowan and the PCAOB. It wasn't between PCAOB and Tauriga and if there was no further ramifications against the firm as far as doing public work or issuance of reports, I don't think it was necessary to alarm a client. I mean if you get into a situation with your regulatory body, do you go telling all your clients? I am sure The Big Four don't do that. They are on the hook every day. They don't go telling their clients if they don't think there is a problem.

Q. The discussion with the PCAOB and the eventual settlement and censure was that you lacked independence associated with the 2014 year ending

audit, correct?

MR. HERZOG: You being the firm?

MR. SILVERBERG: The firm and Mr. Meyler.

MR. HERZOG: Can you read that back please?

(Whereupon there was a record read.)

MR. HERZOG: Object to the form.

A. I believe that was in the censure.

Q. So isn't your independence for the audit of year ending 2014 critical to Tauriga's obligations as an issuer?

A. In all our discussions and negotiations, in all our discussions with the PCAOB attorney and their negotiations with the PCAOB, we were never told that we couldn't reissue that report.

Q. You were never told that you could reissue a report, correct?

A. Well, if you were never told you couldn't reissue it, you would assume there wasn't an issue.

Q. So as a lead auditor for an issuer, you are comfortable with that assumption?

A. We were going strictly based upon the conversations we had with our attorneys.

Q. I am asking you were you as a lead auditor

for the issuer of Tauriga comfortable with the fact that you were told you couldn't to mean that you could, that assumption?

MR. HERZOG: Asked and answered.

A. We were never told we could not and I, you know, I wasn't privy to the negotiations between the attorneys and the PCAOB, but I would assume they discussed in detail what we could and could not do and we were never told we could not.

Q. Did your lawyer after the discussions with the PCAOB tell you you could reissue year end 2014 for Tauriga?

A. No, he did not.

Q. So it was an assumption by you, correct?

A. You are making that assumption. I am telling you what the discussions we had between attorney and members of the Cowan firm. We were never told we could not. We were never told that we were disbarred from doing any accounting for any client.

Q. Did the PCAOB clear you to do anything specific?

A. I don't think they would. It is not their nature.

Q. Did the PCAOB inform you that your clock

was restarted as to Tauriga on the partner rotation?

A. No. Did you see it in there?

MR. HERZOG: Just answer his question.

Q. Did your attorneys that were handling the PCAOB matter tell you that your clock was restarted as to the auditor partner rotation rules for Tauriga?

A. No.

Q. So if you were censured for violating the five-year rule, how could you do year six if your clock wasn't restarted?

MR. HERZOG: Object to the form of the question.

A. Year six.

Q. I will clarify my question.

A. The '14 happened -- the '14 was done before the inspection. The '14 was in process and the report was issued, but the PCAOB chose to look at '13 because we were in the 45-day cleanup period, so they looked at '13, so everything transpired before they even left.

Q. The determination from the PCAOB was you are not independent as to Tauriga for year end '13, correct?

MR. HERZOG: Object to the form of the question.

A. No. It was for '14.

Q. So you understood from the censure from the PCAOB that Bill Meyler and Cowan & Company were not considered independent associated with Tauriga because it did not rotate partners, correct?

MR. HERZOG: Object to the form.

A. No, because when the inspector left he didn't say we had to withdraw that report. He didn't. That report was filed, he saw it, he didn't say that we had a problem.

Q. But they told you you were not independent, correct?

MR. HERZOG: Objection.

A. They did, but they didn't -- they chose not to tell us to withdraw the report.

Q. If you knew based on your settlement in the censure from the PCAOB that you were not independent, how could you reissue year end 2014 for Tauriga?

MR. HERZOG: Object to the form of the question.

A. I told you in negotiations and the settlement we were never told. We were told that we were not being fined, we were not being prohibited from doing any accounting or auditing work or issuance of reports. We were only getting the public

censure. That is what we were told, so --

Q. But you were told you were not independent as to Tauriga, correct?

MR. HERZOG: Objection.

A. It is in the censure.

MR. HERZOG: Can we go off the record a second?

MR. SILVERBERG: No. Let me finish my line of questions.

MR. HERZOG: I am going to object and ask you when you say you were told to be specific. You are jumping back and forth through various conversations.

MR. SILVERBERG: Please do not do a speaking objection.

MR. HERZOG: I can only go off the record. You're not leaving me any choice.

MR. SILVERBERG: You can ask clarification questions at the end.

MR. HERZOG: It doesn't remedy an improper question.

MR. SILVERBERG: That is what your objection is and it is not supposed to be speaking, so please stop.

Q. When you offered to reissue Tauriga's year

end 2014 audit, you were aware that the PCAOB considered you not independent, correct?
MR. HERZOG: Objection.
A. No.
Q. How did you not know that?
A. 'Cause I didn't see -- we hadn't seen the final documents I don't think at that time.
Q. But prior to the final censure you were in settlement negotiations where you were agreeing that you were not independent, correct?
MR. HERZOG: Objection.
A. But in those settlement negotiations, as I told you before, they never came back and said that we couldn't reissue.
Q. I understand that. All I am simply asking is for confirmation you knew from your settlement that you were not independent associated with Tauriga prior to offering to reissue the year end 2014 audit, correct?
MR. HERZOG: Objection.
A. That is a little fuzzy.
Q. Okay. For an auditor, what do you mean that is fuzzy?
A. Well, if you are in negotiations and you are being told that there is no ramifications against

the firm other than taking the public censure, why would I think I couldn't issue that report?

Q. Because part of taking the censure was the fact you were declared to fail to properly rotate.

MR. HERZOG: Objection.

A. But usually in order the PCAOB lays out all the ramifications and the consequences of an auditor, this order did not lay out any consequences.

Q. The material part of the order was Rule 2-01 of the commission regulation S-X provides an accountant is not independent of an audit client when an audit partner performs the services of lead or concurring audit partner for the same issuer for more than five years and within the five consecutive-year period following the performance of the services for the maximum period permitted, correct?

A. Correct.

Q. You were censured for violating Rule 2-01 of the commission regulation S-X, correct?

MR. HERZOG: Objection.

A. Yes.

Q. So you knew in your settlement that they considered you not independent because of your violation as to Tauriga?

MR. HERZOG: Objection.

A. Yes, but they didn't lay out in the order the consequences that they were going to take against us other than a public censure which we were told is the most lenient penalty that they would inflict upon anybody. You would agree with that. You are shaking your head. Yes or no?

Q. I am not allowed to answer. This is the deposition for you.

MR. SILVERBERG: Let's go off the record.

(Whereupon there was an off-the-record discussion.).

Q. Sir, I am going to show you what has been marked as Exhibit One. It corresponds with Cowan 000471. Can you identify that document for me?

A. Yes.

Q. What is it?

A. Huh?

Q. What is it?

A. It is my memo that I wrote concerning my conversations with the PCAOB and the SEC.

Q. It is your position that you wrote that memo on the date indicated there of November tenth 2008?

A. Yes.

Q. Is that the date you wrote the memo or the date you spoke to Mr. Bailey or the day you spoke to Mr. Skates?
A. It is the day I had discussion with Bailey.
Q. Do you see in Exhibit One Mr. Skates' name mentioned at all?
A. I do. Actually I should correct myself on the record. I met him in Philadelphia, not New York. That was the only year I went to Philadelphia.
Q. Was a copy either in paper or electronic of Exhibit One placed in the Tauriga files in 2008?
A. Don't recall.
Q. Prior to today, have you looked in the Tauriga files to determine if Exhibit One is in there?
A. No.
Q. Do you have the Tauriga files from 2008?
A. I hope so although the statute has passed.
Q. When was the last time you looked for the Tauriga files that were the paper ones that preexisted you joining Cowan & Company?
A. The letter that we got for the informal inquiry asked for some information prior to the merger with Cowan, so they asked for some documents and we had to go back to those papers to get it.

Q. Did you go back as far as 2008?
A. No.
Q. These documents are sitting in a storage, correct?
A. Yes.
Q. What is the name of the storage location?
A. Centennial Self Storage.
Q. What city?
A. Clinton, New Jersey. Long ways from here.
Q. Not asking you to drive during lunch.
Do you have a procedure or policy or practice as to eliminating or removing documents from that storage regarding historical audit work?
A. No. There hasn't been anything removed since we put it in there.
Q. So you have all belief that dating back to 2005 year end is in storage?
A. I don't go back that far.
Q. Do you go back to 2008?
A. I would the seven-year statute. Six, seven or eight, yeah, I would think so. I mean I follow the statute, so whatever the statute is it is there. Asking me to find it would be another thing, but it is there.
Q. Can I have Exhibit One back for a second?

Thank you.
A. Not very organized up there.
Q. I am going to ask you to look before I mark things. I don't want to mark them together if they didn't come together. Actually I know they didn't come together. Let's mark this as Exhibit Two. Let's wait to mark it. Sir, I am going to show you a cover letter dated September 15, 2014 with bates Cowan 5081 and after it a report that goes from Cowan 5082 through 5094 and ask if these came together or the letter came separate, so appropriately mark it?
A. The question is did they come together?
MR. HERZOG: Or not?
A. I believe they came together.
Q. Perfect. So let's mark that as Exhibit Two please.
A. At least this confirms the date we said earlier, '14, August '14.
(Whereupon the reporter received and marked Exhibit Two for Identification.)
Q. Sir, now so it is formal, this is now officially Exhibit Two and it is made up of Cowan 5081 through and including Cowan 5094. Can you tell me what this document is?
MR. HERZOG: Objection.

A. This is the inspection report, the preliminary inspection report from the PCAOB as a result of the inspection of August '14.

Q. Did you have the ability to respond to that draft report?

A. Yes.

Q. Did you respond to that draft report?

A. Yes.

Q. Prior to supplying the documents to your counsel in response to the request for production in this case, did you review documents?

A. If I was familiar with a document I did not. I just skimmed through it. If it was an older document I probably looked it over.

Q. Do you recall seeing the initial PCAOB informal investigation letter that you testified to earlier?

A. I saw it, yes.

Q. As part of the production in this case?

A. Yes.

Q. Is that the first time you became aware that the PCAOB was concerned with your independence for failure to rotate associated with Tauriga?

A. Yes.

Q. At any time after you received the informal

inquiry from the PCAOB, did you consider notifying Tauriga of a potential lack of independence?
A. No.
Q. Did you ever consult with anybody whether you should notify Tauriga as to the potential lack of independence?
A. No. It was informal.
Q. I am saying anytime subsequent to the informal inquiry, did you ever consult with anyone?
A. No, other than our PCAOB attorneys.
Q. So did you formally consult your PCAOB lawyer whether you should notify Tauriga of the potential lack of independence issue?
A. No, we didn't.
Q. Is there any internal rules or procedures at Cowan & Company that you consulted to determine whether or not you should notify Tauriga of the potential lack of independence?
A. Not that I am aware of.
Q. Did you consult any external rule, regulation, opinion, ethics code about whether you should notify Tauriga at any time after you received the informal investigation about your potential lack of independence?
A. Are you referring to the December inquiry?

Q. I am talking about from when you first got put on notice that there may be a lack of independence associated with Tauriga, did you consult anything?

A. Well, there was no need to consult anything because the PCAOB hadn't taken any action against us at that time. It was just informal. They didn't raise it to a formal investigation at that point in time.

Q. Right. I am merely using a point in time when you first got put on notice of the informal investigation to the first time you actually notified them, Tauriga, did you consult anything to determine when and if you should notify Tauriga of your potential lack of independence?

A. We only spoke to our attorneys who led us to believe that the only ramification was to censure and then we had no issues with respect to reporting, issuance of reports, etcetera.

Q. My question is different. My question is did you consult anything or anyone about whether you should notify Tauriga from the date you first were aware that you may not be potentially independent to the day of the censure?

MR. HERZOG: Asked and answered.

A. I have answered that question. We have had numerous conversations with our PCAOB attorney. I would have thought that if there was an issue it would have been put forth to us.

Q. So besides your attorneys that handled the PCAOB matter, did you consult anything else?

A. No.

Q. Did you specifically ask your PCAOB counsel whether or not you can reissue the 2014 audit for Tauriga?

A. They continued to tell us that there were no ramifications against us, so the question never came up.

Q. Did you ask anybody whether or not you were considered independent pursuant to the audit partner rotation rule as to Tauriga to reissue year end 2014 audit?

A. Other than our PCAOB attorneys we consulted nobody and in all our negotiations and discussions, in all the negotiations that we were led to believe that they were having with the PCAOB and they are reiterating that back to us, there was never indication, any indication to us that we had any problems from an accounting and auditing standpoint, okay, and I was not the only one on those phone

calls. There were other members of the Cowan firm. I never took a call by myself. I always made sure there was someone there, so that is your verification.

Q. Did anyone at Cowan & Company raise an inquiry or a question or a comment to anybody about the status of being independent as to the reissuance of the 2014 audit for Tauriga?

A. Based upon the conversations that we were having with our PCAOB attorneys, there wasn't a need to raise any questions.

Q. In those conversations they never told you you were okay to, correct?

MR. HERZOG: Asked and answered.

A. I don't believe we ever got to that level of detail.

Q. Your counsel never advised you that the PCAOB considered you independent, correct, as to Tauriga?

A. Never advised us.

Q. So at the time of the censure, you knew you were not independent as to Tauriga, but you were never given a list of things you couldn't do. That was the status you were left with, correct?

MR. HERZOG: Object to the form.

A. Basically, yes.
MR. SILVERBERG: Why don't we take a lunch break before it gets much later.
(Whereupon there was a lunch break.)
Q. Good afternoon.
A. Good afternoon.
Q. Prior to the actual issuance of the PCAOB censure, were you aware that it was going to be public?
A. Yes.
Q. Were you aware that the SEC reviews and looks for audit-related issues through public means, publicly available information?
A. I think I was aware of that.
Q. So it would be safe to say that you knew that if there was any ramifications that came out of the censure, you never got clearance from the SEC that they wouldn't do anything to Tauriga or Cowan & Company, correct?
A. That's correct.
Q. So why did you not think it was important when you were negotiating a settlement of a public censure related to Tauriga to notify them before it went public that there could be possibly ramifications due to your lack of independence?

A. As I indicated before, there are negotiations and settlement with the PCAOB. There was never an indication that we would be barred from reissuing that report.
Q. Was the PCAOB negotiations including the SEC?
A. I don't believe so. I think everything was strictly with the PCAOB.
Q. So you understand they are two separate agencies, correct?
A. Yes.
Q. They could rule differently on the same matter, correct?
A. I believe you are right.
Q. You would hope they would take into consideration the others' position, but they clearly could rule differently, correct?
A. They could rule differently.
Q. The PCAOB has no regulatory power over Tauriga, correct, directly?
A. I would agree with that.
Q. Where on the other hand the SEC has direct regulatory power over Tauriga, correct?
A. I would agree with that.
Q. So a public disclosure that Tauriga's

auditors were not independent for the year ending 2014 would reasonably cause a red flag to the SEC, correct?

MR. HERZOG: Object to the form.

A. I don't know the answer to that.

Q. If Tauriga told you they wanted to use auditors that were a 20 percent shareholder, wouldn't you advise them there is an independence issue?

A. Yes.

Q. When Tauriga's bills became delayed and unpaid with Cowan & Company, you advised them that this could create an independence issue, correct?

A. Yes.

Q. You knew the ramifications of that independence issue would have implications on Tauriga's SEC filings, correct?

A. Yes.

Q. The year end 2014 audit that Cowan & Company did was for its SEC filings, correct?

A. Yes.

Q. So if the year end 2014 was not done by an independent auditor, it would raise an issue with the SEC, correct?

MR. HERZOG: Object to the form.

A. Yes.

Q. In fact, you were aware of that issue because you offered to reissue the year end 2014 audit, correct?

A. Yes.

Q. So we have established you knew that the year end 2014 audit by Cowan & Company for Tauriga did not meet the regulatory guidelines, correct?

A. And we wouldn't have issued unless it met the regulatory guidelines.

Q. Except for your assumption that you were independent was wrong per the PCAOB?

A. Right.

Q. So it did not meet the standards pursuant to the PCAOB?

A. Well, we were never told that we could not reissue it.

Q. We are not talking about the reissue. You know the minute you start negotiating the settlement with the PCAOB essentially admitting that you are not independent and allowing only a censure that there is a problem with Tauriga's 2014 year end?

MR. HERZOG: Object to the form.

A. Yes.

Q. Your position was knowing that and after the actual censure becomes public, hey Tauriga, we

will reissue your year end 2014, correct?
A. We were doing that based upon the knowledge that we had through our attorneys' negotiations with the PCAOB. We didn't think that the settlement would affect our independence.
Q. But you knew it would affect the already completed Tauriga end of the year 2014 audit?
A. Obviously we weren't aware of that because we told them we could reissue. We wouldn't have told them that if based upon the negotiations we realized we couldn't reissue.
Q. My question is not about the reissue. The original year end 2014 audit you did you knew was bad, correct?
MR. HERZOG: Object to the form.
Q. Was not sufficient to meet regulatory requirements?
A. We didn't know that at the time we issued it.
Q. Right. But you knew at the time you were negotiating your settlement with the PCAOB?
A. Obviously we knew there was an issue, but we weren't told that the issue rose to the level where we couldn't reissue.
Q. Who came up with the idea first of Cowan &

Company reissuing the 2014 year end for Tauriga?
MR. HERZOG: Objection to form.
A. Who came up with the idea?
Q. Yes.
A. We were dismissed and the new successor auditor was going to audit '14 and '15. That is what we were told and when it got down to the point where they didn't think that they could or when they had sufficient time to complete '14 and '15, new auditors, Seth Shaw came to me and asked me if I could reissue.
Q. What was your response to Mr. Shaw?
A. I said yes.
Q. What was your basis to think that you could reaudit year end 2014?
MR. HERZOG: Object. Not what he said.
Q. You can answer.
A. You objected because that is not what I said.
Q. Do you disagree with the way I asked my question?
A. I am not sure. Can you repeat it?
Q. Sure.
MR. HERZOG: Listen carefully.

(Whereupon there was a record read.)
A. We had no basis to believe that we could not because of our purported settlement agreement with the PCAOB which we were advised included no other ramifications against Cowan & Company and myself other than the censure.
Q. Correct me if I am wrong. What you are saying is they didn't take away Cowan and associates right to be auditors, correct?
A. Right.
Q. They didn't put a suspension on Cowan & Company, correct?
A. That's correct.
Q. In fact, really the censure said you violated, at least to Tauriga, the five-year rotation rule and, therefore, lost your independence as to year-end 2014, correct?
MR. HERZOG: Object to the form.
A. Yes, but it did not, it cited that, but it did not -- but through the behind-the-scenes negotiations it was never told that we could not do any more work for Tauriga.
Q. The flip coin is you weren't told you could do any work for Tauriga, right?
A. Well, if you're not told you couldn't do

it, you could continue, that means you could do work.
Q. They didn't tell you you could continue?
MR. HERZOG: Asked and answered.
A. They didn't say we couldn't continue.
Q. But regardless of what the PCAOB states in your censure and negotiations, you are still governed by that partner rotation rule, correct?
A. Say that again.
Q. Regardless that the PCAOB didn't list the things you couldn't do, you were still under your ethical obligations and regulatory obligations, correct?
A. On an ongoing basis, yes, but on a post basis we were under the impression that the settlement cured any infraction.
Q. How did you get to the assumption that that settlement cured anything?
A. Because in conversation with our attorneys, we were not led to believe anything other than that.
Q. Was there ever a conversation associated with the settlement whether with a PCAOB or your attorneys where you were informed that you were independent going forward as to Tauriga?
A. I am not aware. I was not part of the negotiation conversations, so I can't respond to

that.

Q. But your lawyers never told you that either, correct?

A. No.

Q. Do you recall the date of the censure?

A. July 23rd.

Q. 2014, correct?

MR. HERZOG: Objection.

Q. 2015. Sorry.

A. I think it was '15.

Q. I didn't mean to mislead you. 2015.

A. You are throwing me a curve ball.

Q. Not intentional. I was looking at something else.

What did Seth Shaw tell you about his need to have year end 2014 reaudited or reissued?

A. He was, and I am paraphrasing a little bit, but I think he was concerned that the successor auditor would not be able to complete '14 and '15 simultaneously to meet the filing deadline.

Q. Did he tell you why he believed year end 2014 for Tauriga needed to be reissued or reaudited?

A. At that time we had these conversations we were dismissed and the dismissal we were told that the successor auditor would audit '14 and '15.

Q. But subsequently he comes to you and asks you if you could reissue a reaudit year end 2014, correct?
A. Reissue, yes.
Q. Did you ask him why the new auditor had to reissue year end 2014?
MR. HERZOG: Object to the form.
A. Did I ask him why the new auditor had to do '14?
MR. HERZOG: Listen to his question. Read it back please.
(Whereupon there was a record read.)
A. No.
Q. Did you know the reason when he called you?
A. I pretty much guessed the reason, yes.
Q. What reason did you guess?
A. They didn't have sufficient time to complete it and I think that's what he told me as well now that I am thinking about it.
Q. Did you understand the reason why he needed to even reaudit or reissue year end 2014?
A. I think under his predecessor there was a fee dispute.
Q. With Cowan & Company?
A. Yes, between Stella, his predecessor, and

Cowan & Company there as a significant amount of money owed and they thought that they could get it reaudited cheaper than to pay Cowan.

Q. We are kind of going around in circles. I am asking do you know why they were looking to have year end 2014 reaudited or reissued?

MR. HERZOG: I thought he just answered that.

MR. SILVERBERG: He didn't.

MR. HERZOG: I thought he just answered that.

A. I just answered that.

Q. You finished year end 2014 Cowan & Company, correct?

A. Right.

Q. In your opinion it met all standards except for the PCAOB saying you weren't independent, correct?

A. Correct.

Q. Is that the only reason you believe when Seth Shaw called you about the issue that he was seeking -- did you believe that was the reason why he was seeking to have it reaudited or reissued?

A. He wanted us to reissue because the successor couldn't get it done.

Q. Why would the successor need to reissue or reaudit year end 2014?
A. I just told you there was a fee dispute between the former CEO and Cowan about unpaid bills and they thought they could have the successor audit, reaudit '14 at a fee that was significantly less than what they owed us, so therefore, they wouldn't have to pay us.
Q. My question is much simpler. Why would they need year end 2014 reaudited or reissued in the first place if Cowan & Company did it already?
A. I don't know the answer to your question other than what I just told you.
Q. Did Seth Shaw ever mention about needing to reaudit year end 2013?
A. No.
Q. Or reissue year end 2013?
A. No.
Q. But he came to you about reissuing or reauditing year end 2014, right?
A. Yes.
Q. What was the issue with the audit of year end 2014 that it needed to be reissued or reaudited by you or a different firm?
A. None that I am aware of.

Q. So you had no idea why he was seeking year end 2014 to be reissued or readudited?
A. Other than what he told me was that he was concerned that the successor auditor could not get it done on time and the filing date was within ten days.
Q. Did you know what filing date he was talking about?
A. Yes.
Q. What filing date was he talking about?
A. I believe he was talking about the extended date I think was due the 28th or 29th of June and he had -- well, let me think about that. He did not and he would have had it by July 15 or 14 he didn't make that date, so he didn't have any of the -- he did not meet any of the statutory filing dates and I think he was on a 30-day cure period and he was anxious to get filed and '15 had not been done, finished yet, and he was worried about '14. That is my recollection.
Q. The cure period or the timing that he was facing is because the SEC would not accept Cowan & Company's previous 2014 year end audit, correct?
A. I don't believe so.
Q. What do you think he was doing on a deadline?
A. Well, he was on the verge of getting

delisted for not filing properly.
Q. What was he not filing properly?
A. His 10K.
Q. What did the 10K --
A. Or not filing timely.
Q. What did the 10K require to be properly filed?
A. 2014, '15 financials.
Q. Audited financials, correct?
A. Right. When he came to me the censure wasn't even out.
Q. But he at that time did not know that there was an independence problem with Cowan & Company, correct?
MR. HERZOG: Object to the form.
A. That's correct.
Q. What dollar amount would Cowan & Company lose independence from Tauriga as far as outstanding accounts receivable?
MR. HERZOG: Can you read that back?
(Whereupon there was a record read.)
MR. HERZOG: Object to the form.
A. I am sorry, can you read that slowly?
(Whereupon there was a record read.)
A. At that time I think Cowan was owed

something like $98,000.

Q. Was that a sufficient amount for Cowan & Company to lose its independent status with Tauriga?

A. It was less than that.

Q. So for less money it would lose its independence?

A. Yes.

Q. What amount?

A. I think it was in the $25,000 range.

Q. How was that determined?

A. We applied all the cash he received on the first in, first out basis to old outstanding invoices and the audit came up short, the previous audit for '14.

Q. Short meaning in payment?

A. Hadn't received enough cash to cover all of the invoices billed to Tauriga up to and including the 2014 audit.

Q. At Cowan & Company, is there a difference between lead audit partner and engagement partner or do they mean the same thing?

A. Same thing.

Q. Does the client have any say on who the lead audit partner is at an auditing firm?

A. Yeah, sure.

Q. Is there a requirement to notify an issuer client of a change in lead audit partner?
A. I don't know if there is a specific requirement, but it is a courtesy that you do that.
Q. If there was a change in lead audit partner, would that mean the communication between the client and the auditor would be then through that person, the new person?
MR. HERZOG: Object to the form.
A. Through the new person, yes.
Q. Would the old lead audit partner be able to communicate with the client?
A. Not on accounting matters.
Q. What kind of matters would they be able to continue to contact the client on?
A. I mean if there was a friendship there, could do that, but with respect to accounting and auditing and anything with respect to the audit, those matters should go through the new lead partner.
Q. So let's say it this way. Social things of course they are allowed to continue to communicate as long as it doesn't violate the firm's overall independence, right?
A. Right.
Q. But as to business matters, audit matters,

accounting matters, document matters, that should be through the new lead audit partner, correct?

A. Yes.

(Whereupon the reporter received and marked Exhibit Three for Identification.)

Q. I am going to show you what has been marked as Exhibit Three and corresponds with Cowan 000154. After your attorney looks at it, would you let me know if you are familiar with that document?

A. I am familiar with it.

Q. Can you tell me what it is?

A. That was a document when we got the letter, the informal enforcement action in December '14. That was a form that was requested as part of the response to that document.

Q. Did you participate in the creation of Exhibit Three?

A. I did.

Q. Were you the actual author of Exhibit Three?

A. I believe so.

Q. Were you the person at Cowan & Company that was ultimately responsible for the accuracy of Exhibit Three?

A. I believe so.

Q. Are you aware of any communications that exist that show you stopped being the engagement partner or the lead audit partner at the time frame indicated on Exhibit Three?

MR. HERZOG: Exhibit Two?

MR. SILVERBERG: Three.

Q. As counsel pointed out, there is an Exhibit Two on the top that is not relevant to this case. We are using the orange sticker, typical exhibit sticker.

A. I don't understand what you are saying.

Q. Sure. You see your name is listed as the engagement partner on each year except for the end, correct?

A. Yes.

Q. What date does the claim that you were no longer the lead audit partner or engagement partner as utilized in that form?

A. I don't think there is a date, is there?

Q. There isn't time frames?

A. There is time frames, March 31st, '14.

Q. So that shows, according to that form, that you stopped being the lead audit partner or the engagement partner on March 31st 2014, correct?

A. No.

MR. HERZOG: Object to the form.

Q. What does it show was the last day you were the engagement partner?

A. It doesn't show the last day I was the engagement partner, but theoretically the last day I was the engagement partner was when I filed the '14 report.

Q. May I have Exhibit Three?

A. Which would have been July 14.

Q. Do you agree or disagree that the second to last section says period, April 1, 2014 to March 31, 2014, engagement partner William Meyler?

A. I agree with that.

Q. Okay. You agree that Exhibit Three states period April 1, 2014 to present, engagement partner David Moss?

A. I agree, but those are for fiscal year end, not necessarily termination of completion of work. The March 31st year end I was the engagement. That is what I am being criticized here because I signed off on March 31st, '14 which you can't audit March 31st '14 until April, May, June, okay.

Q. Okay. So are you saying by this form that David Moss started working on Tauriga's year end 2015?

A. Yes.
Q. When was Tauriga notified that David Moss would be their engagement partner or lead audit partner for year end 2015?
A. I don't believe Tauriga was notified because we were dismissed in June. That was on June 15th '15 we were dismissed.
Q. So Cowan & Company never did any work toward Tauriga's year end 2015?
A. Did some quarterly reviews, but no audit work.
Q. So David Moss was technically never the engagement partner for Tauriga, correct?
A. There was never an audit engagement for Tauriga subsequent to '14.
Q. Is that affirmative to my question?
A. Yes.
Q. Was David Moss added in order to show that you changed after five years?
MR. HERZOG: Object to the form.
A. As a result of the inspection when we realized we were being faced with independence violations with respect to rotation and the fact that PCAOB was not accepting my documentation for a new clock, the firm immediately put Dave Moss on the job

as the lead partner.

Q. But weren't you ultimately confident that you still had your independence, meaning you personally, all the way through the time you offered to do the reissue?

A. Yes.

Q. So I am going to ask you again about Exhibit Three. Was Mr. Moss' name put on the list to provide to PCAOB so it looked like there was a rotation after five years as to Tauriga?

MR. HERZOG: Objection.

A. After six years as to Tauriga.

Q. Correct. After six years that it was just an accident of one year and you corrected it by yourself, correct?

MR. HERZOG: Objection.

A. Yes.

Q. Because Cowan & Company never notified --

A. No.

MR. HERZOG: Let him finish his question.

Q. -- never notified Tauriga of a David Moss becoming their engagement partner and lead audit partner, correct?

A. I think that's true.

Q. In fact, I can pull out e-mails that you had that you asked for money, you personally, as you already started working on the year end 2015 for Tauriga?

A. I don't believe we ever started working on 2015.

Q. When would work commence for Tauriga's 2015 year end?

A. We normally, because Tauriga's accounting was always in a shamble, it took the outside people that they hired a couple of months to get in shape or to the point where it was auditable, so many times we didn't start until June 15th and took the extension and worked feverishly to finish up by the filing date.

Q. So year end 2015 for Tauriga would be June 15th of '15?

A. We would have started early June say.

Q. So if you e-mailed Tauriga that you are working on the audit, it would be the 2015 audit if it was in June of '15, correct?

MR. HERZOG: Objection.

A. Yes.

Q. When was the year end 2014 audit completed?

A. I think in July, right around mid July '14.

(Whereupon the reporter received and marked Exhibit Four for Identification.)

Q. I am showing you, sir, what is marked Exhibit Four for today and corresponds with Cowan 008920.

MR. SILVERBERG: Counselor.

Q. And I do note for the record that I did highlight a sentence to make this smoother, but I did not impact the wording. Do you recognize that e-ail, sir?

A. That is my e-mail.

Q. What do you say, sir, as highlighted?

A. Still working on the audit in anticipation of a settlement.

Q. By that meant you are still working on Tauriga's year end 2015 audit hoping that Cowan & Company and Tauriga will reach an economic settlement about the outstanding balance, correct?

MR. HERZOG: Objection.

A. Yes, but I physically wasn't working on the audit or doing any of the work. I was just trying to collect the bill.

Q. But in June of 2015 Tauriga believed that you were the lead audit partner or engagement partner for them, correct?

MR. HERZOG: Objection.
A. I believe so.
Q. In fact, they had no reason to know otherwise, correct?
A. Correct.
MR. SILVERBERG: Do you mind if we take a one-minute break?
(Whereupon there was a recess.)
Q. At Cowan & Company, who is currently the ethics director?
A. I would say it is Kevin. I don't know that they have someone with that title, but I guess it would be Kevin Donovan.
Q. Who was it in '15?
A. Same person.
Q. Would you say from 2010 to current will be him?
A. Well, from February '13 to current would be him.
Q. Fair. Who is the quality control director from 2013 to current at Cowan & Company?
A. It was either Kevin and he was the quality control director or Bill McNamara. Either of those two partners would serve as quality QC on the jobs.
Q. When PCAOB was coming in, did you know who

was the quality control director at that time for Cowan & Company?
A. Yes.
Q. Who was it?
A. For Tauriga?
Q. No. For Cowan & Company?
A. I think it was Kevin Donovan.
Q. In 2014 who was the engagement director for Cowan & Company?
A. Engagements director?
Q. Engagement director?
A. For what job?
Q. So you would say it is based on each respective client?
A. Right.
Q. In 2014 who made up the committee of directors for Cowan & Company?
A. Committee of directors?
Q. Yes.
A. What do you mean?
Q. Does Cowan & Company have a committee of directors?
A. They have got -- how do you define? Well, they are partners.
Q. So each partner is on the committee of

directors at Cowan & Company?

MR. HERZOG: Object to the form.

A. I would think so.

Q. But you're not sure?

A. Right, I am not sure.

Q. In 2014 who was the managing director?

A. Tom Cowan.

Q. In 2014, who was on the management QC review? In 2014 who was at Cowan & Company the engagement QC reviewer?

A. Well, depending on the job could be a couple of different people.

Q. Sitting here today, are you familiar with the quality control policies and system of Cowan & Company?

A. Pretty much.

Q. Okay. Did Cowan's QC system exist prior to the PCAOB informal inquiry?

A. Yes.

Q. When you joined through the acquisition, and I am being grouped with all the Meyler & Company employees, were you shown and given the Cowan QC policies?

A. I don't recall.

Q. At any time prior to the censure being

issued by the PCAOB, was there any action taken under the Cowan & Company quality control system as to the alleged violation?
A. Was there any?
Q. Action taken under the QC system of Cowan & Company?
A. As a result?
Q. No, prior to the public censure?
A. Well, we modified the QC manual based upon how we told the PCAOB we were going to remediate.
Q. Anything else?
A. I don't think so.
Q. How about after the censure was issued, did anything happen associated with how Cowan handled it is QC system?
MR. HERZOG: Objection.
A. Well, the revised QC manual would have included the remediation procedures, so I guess there was a change.
Q. Was there any committee meetings or director meetings as to any of the people that were involved in the violation of the PCAOB regulations?
A. We used to have quarterly SEC niche meetings and we would discuss changes to the QC manual and any new variations to the manual, yes.

Q. Were any people, any employees of Cowan & Company written up through Cowan & Company's QC system because of the PCAOB censure?

A. No.

Q. Was there any documentation done in the Cowan QC system about any Cowan employees due to the PCAOB censure?

A. Don't believe so.

Q. Was Tauriga and the work to be done under Tauriga in any way run through Cowan's QC system?

A. Can you expand on the question?

Q. Sure. Was the relationship between Cowan & Company and Tauriga changed, modified, limited, either temporarily or entirely, because actions were taken by Cowan & Company consistent with its QC system?

MR. HERZOG: Object to the form?

A. I would say yes.

Q. What documentation exists that shows that to be true?

A. I think the revised QC manual.

Q. Okay. Does the revised QC manual say how Tauriga work will be handled?

A. Well, not Tauriga specifically.

Q. So I am asking was anything specific to

Tauriga done, modified or handled in light of Cowan's QC code and the public censure by PCAOB?

MR. HERZOG: Object to the form.

A. Well, through the remediation we took some additional courses on standards for rotation and standards with respect to quality control.

Q. What were the changes as to the standards as to lead auditor?

A. Specifically put in the manual the definition of lead auditor and we created a policy whereby every year we developed a lengthy schedule going out five or six years of who would be each partner in QC on each job and we established a policy that we would review that annually.

Q. Was there any paperwork created with Tauriga's name specifically after the PCAOB censure related to Cowan & Company's quality control system?

MR. HERZOG: Object.

A. Not specifically to Tauriga, but globally.

Q. Was there any meetings of the directors or the partners associated with Cowan & Company or your independence as to Tauriga?

A. There may have been discussions. I wasn't technically an equity partner. There may have been discussions at the equity partner meetings. I am not

aware of those.

Q. So you were never invited to speak at any of those meetings as to Tauriga?

A. I was invited once and I gave an overview of what had happened.

Q. Are you aware of any results of any meetings of any of the directors or equity partners or other partner management that relate specifically to Tauriga?

A. No.

Q. Are you aware the QC system specifically indicates that audits should be held while there is potential issues including, but not limited to, consideration, independent considerations?

MR. HERZOG: Object to the form.

A. That is a mouthful. Can you take it a little slower?

Q. Sure. As part of the PCAOB investigation, you signed off that you were familiar with the ethical standards and Cowan & Company's QC system, correct?

A. I didn't sign off.

Q. You didn't sign a form with the PCAOB?

A. Kevin signed the form.

Q. Each employee didn't sign a form?

A. I don't believe so. Kevin signed the forms.

Q. I am going to show you a document before I mark it bates Cowan 00570 through 00573. My question is going to be after your counsel reviews it, you review it, is that your form?

A. I think this is a Cowan form, yeah.

Q. Is that your name listed on the first page of the Exhibit Five?

A. It is not my handwriting. None of this is my handwriting.

Q. Is that your name?

A. I can't even make it out.

Q. You don't know if that is yours or not?

A. I have never signed that. I mean I think I have signed one similar to that, but that is not mine.

Q. Do you know any reason why every other handwriting is perfectly clear except for that one and yours is not, there is not one with legible writing of yours?

MR. HERZOG: Objection.

A. This is not even my printing or handwriting.

MR. HERZOG: Listen to his question

please.
A. I don't know the answer.
Q. Page two, is that your signature? That is page two of the exhibit?
A. That is not my signature.
Q. Do you recall in May or June of 2014 filling out one of these forms?
A. I don't recall.
Q. Do you recall ever at Cowan & Company filling out one of those forms?
A. The only form that I remember completing is the one with respect to investments or brokerage accounts or things like that. I don't remember this one. Pretty good memory, so --
Q. Sir, do you know who CG Financial is?
A. It must be one of Cowan's other companies. I don't know anything about it.
Q. Do you know why Tauriga is listed on the Cowan restricted entity list?
A. The only thing I could think of is make sure you don't have any stockholdings in Cowan.
Q. Make sure you don't have any stockholdings in Tauriga?
A. In Tauriga.
(Whereupon the reporter received and

marked Exhibit Six for Identification.)
Q. I am going to show you what has been marked as Exhibit Six. I will swap you. It is cross-referenced with bates Cowan 00456. Are you familiar with this document?
A. Yes.
Q. Is that the financial investment form you were just discussing?
A. Yes.
Q. Isn't it true that Cowan & Company would send on at least an annual basis a letter to the member of the Board of Directors of Tauriga stating that they were independent?
A. Yes.
Q. At least for the time period that you were personally with Cowan & Company, it would be 2013 through and including 2015, correct, that that letter was sent?
A. It was sent, yes.
Q. And that letter that identified that Cowan & Company were independent as far as audit work as to Tauriga was still sent to Tauriga despite the informal inquiry by the PCAOB, correct?
A. Yes.
Q. And that letter claiming independence by

Cowan & Company to the member of the Board of Directors of Tauriga was sent to Tauriga even after the public censure by the PCAOB, correct?

A. I don't believe so.

Q. So you know that you stopped sending that letter?

MR. HERZOG: Object to the form.

A. For Tauriga?

Q. Yes.

A. Yes. I don't believe it was sent after the public censure came out in July. We never sent that letter out to Tauriga after July.

Q. How come? How come you didn't send it out after the public censure to Tauriga?

A. Because we were dismissed.

Q. In June of 2015 you were still working on the 2015 year end for Tauriga, correct?

A. I believe that engagement letter went out before the informal inquiry even came about.

Q. Was the letter ever withdrawn as not being accurate?

A. It was not withdrawn, but in any of our settlements and things we never admitted or denied any of the charges, so it was just a settlement.

Q. But it was a settlement whereas you agreed

not to challenge the PCAOB's standing that you were not independent to Tauriga, correct?

MR. HERZOG: Objection. It says what it says. You want to show him that?

MR. SILVERBERG: Please don't do speaking objections. Just objection.

MR. HERZOG: Object.

MR. SILVERBERG: Thank you.

A. We did not admit to any guilt.

Q. You didn't deny any either, correct?

MR. HERZOG: Objection.

A. We did not admit to any guilt.

Q. Did you deny any guilt or violation of the rules of the PCAOB as to independence?

MR. HERZOG: Objection. There is a document.

MR. SILVERBERG: Sir, just object. That's it. That's all you are allowed.

MR. HERZOG: You are not allowed to ask him these improper type of questions.

MR. SILVERBERG: You have a choice. You can end the deposition or you can just object without a speaking objection.

MR. HERZOG: Or you can ask proper questions.

Q. Sir, what is your answer?
MR. HERZOG: He's answered it.
Q. You didn't answer.
A. I have.
Q. How have you answered it, sir?
A. I have answered on the basis that we didn't admit or deny any guilt with respect to PCAOB finding and we just settled it with the censure.
Q. So you are unable to sit here today and deny that you knew you were not independent on January one of 2014?
A. Yes.
Q. You are not able to admit or deny that you were independent in June of 2014, correct?
A. There was nothing to admit, deny or admit, at that point in time.
Q. In August of 2014, were you able to claim that you were independent as to Tauriga?
A. Yes.
Q. Why?
A. Because there was no disciplinary action taken against us.
Q. Didn't the PCAOB found that that was the sixth year the year end 2014?
A. As part of the preliminary inspection

report that comment came up as a quality control comment which we had a year to remediate and if you remediated it properly it wasn't a public -- it didn't get disclosed to the public August '14.

Q. The fact that it is disclosed to the public or not disclosed to the public does not make you independent or not independent, correct?

A. No, but at the completion of the inspection they had listed that as a quality control comment which they asked us to remediate and they didn't tell us that it was going to impinge on any of our future work.

Q. I didn't ask you about any future work, but in August --

A. In August '14 we did not believe that we had an independence issue.

Q. But you knew you were past five years, correct, for the rotation?

A. Difference of opinion because --

Q. Well, are you challenging --

MR. HERZOG: Can he finish his question?

Q. Are you challenging the PCAOB determination that you were past it?

A. We did challenge it, you know, when they

were there. They wouldn't accept it, but we still believed that we had a valid document in our files to substantiate that we had a new clock.

Q. Are you talking about your self-centered memo to yourself?

A. Yes.

Q. And your staff, Exhibit One?

MR. HERZOG: Object to the form.

A. Yes.

Q. But you are not sitting here today challenging the PCAOB's determination that year end 2014 for Tauriga was a sixth year and a year past your ethical obligation to rotate, correct?

MR. HERZOG: Objection.

A. We settled the suit not denying any guilt or not accepting any guilt.

Q. The PCAOB took the position that you are not challenging that year ending 2014 for Tauriga was the sixth year and improper, correct?

MR. HERZOG: Read that back.

(Whereupon there was a record read.)

MR. HERZOG: Objection.

A. We didn't deny it, but we didn't accept it either.

Q. You don't challenge it here today, do you?

MR. HERZOG: Objection.
A. I challenge it, yes, but there is nothing I can do about it.
Q. You are familiar with your requirements under the settlement of the PCAOB about challenging their position, correct?
A. Yes, yes.
Q. You are sitting here speaking on behalf of Cowan & Company as well, correct?
A. I am.
(Whereupon the reporter received and marked Exhibit Seven for Identification.)
(Whereupon there was a recess.)
Q. I am going to show you what has been marked Exhibit Seven, Cowan 00460. Please let me know if you are familiar with that document?
A. I am familiar.
Q. What is that letter utilized for?
A. It was for the work that would take place between April first '14 and March 31st '15.
Q. Is there any representations to Tauriga as to the independence of the defendants?
A. Independence letter.
Q. Is the independence that is represented to Tauriga by the defendants conditioned at all?

A. No.
Q. Is it limited in any way?
A. No. Bear in mind that was prior to the inspection.
Q. Would I be correct that the PCAOB and the other governing bodies that govern auditors of issuers require self-regulation for compliance?
A. Say that again.
Q. Require self-regulation for compliance?
A. Yes.
(Whereupon the reporter received and marked Exhibit Eight for Identification.)
Q. Are you familiar with a form called PCA-CX-1.3: Partner Rotation Documentation Form?
A. Yes.
Q. What is that form?
A. It is the documentation of the number of years a partner was assigned to the job.
Q. Is this part of the action that Cowan & Company took due to the investigation by the PCAOB?
A. I don't believe so.
Q. Cowan & Company had these partner rotation documentation forms prior to the PCAOB's informal investigation in 2014?
A. I believe it did.

Q. '15. I apologize. '15 if that changes your answer.
A. I believe it had it in '14 too.
Q. Are you familiar with a company called, I will spell it for the court reporter, I-m-m-u-n-o-v-a-t-i-v-e?
A. That is the predecessor of Tauriga.
Q. By predecessor, it is the same legal entity. It is just a different name, correct?
A. Correct.
Q. Do you know what year Immunovative changed its name to Tauriga?
A. Do I know what year it changed its name?
Q. That is the question.
A. '13.
Q. I am going to show you what has been marked as Exhibit Eight. It is Cowan 00472 through 477. My question is going to be are you familiar with those documents?
A. As soon as he gets done looking at them I will answer.
Q. Okay.
MR. HERZOG: Okay.
A. I am familiar with them.
Q. Do they accurately reflect the information

that is requested in there?
A. Yes. Looks like nine is left off.
MR. HERZOG: Look at each page.
Q. Sir, are they accurate?
A. Yes.
Q. Pursuant to those records, how many years were you the lead audit partner for Tauriga?
A. Looking at this it says five.
Q. Well, there is more pages, correct? You are looking at the first page. If you count all the years together.
A. This is a duplicate of this. It shows I did it nine, shows six years. Taking into consideration nine, I did it for six years, but that is assuming the way it is like that is because we considered that I had a new clock.
Q. When was this form Exhibit Eight filled out?
A. Is there a date on that?
Q. I don't see a date. I mean there is dates, but there is no date of the form. But you are free to look at it.
A. Usually completed in the audit planning stage for each year.
Q. But you agree that Tauriga and Immunovative

are the same company, correct?
A. Yes.
Q. So if you count them together, how many years did you do year end audits for Tauriga?
A. Six. As I said, it was based upon -- filling those forms out was based upon the premise that I had a new clock for the record.
Q. Why is there a separate form for Immunovative that has March 31st 2012?
A. I don't know the answer to that.
Q. So there is an inaccuracy in Cowan & Company's record keeping?
MR. HERZOG: Objection.
A. I wouldn't say inaccuracy, but I can't account for the rationale.
Q. Can you account for 2010 why it is identified under two separate companies?
A. Under two separate companies?
Q. Yes. Well, named companies although the same legal entity.
A. What difference does it make if it's the same legal entity?
Q. Maybe it is to misreport or hide violations of ethical rules of independence?
A. We don't do that. We don't do that.

MR. HERZOG: Objection.

Q. Well, I mean you admitted already under Exhibit Three to putting down David Moss to make the PCAOB think that you self-switch and rotated?

A. That is not true.

MR. HERZOG: Objection.

A. Now you are reaching a little bit now.

Q. Did you know why the year year ending 3/31/13 for Tauriga started on a new sheet?

A. No, I don't.

Q. Do you know the legal name that Tauriga was operating under on March 31st 2009?

A. Renewable Energy.

Q. Do you know why you have them listed as Immunovative?

A. I personally didn't fill the form out. Maybe a staff member got confused, okay. I don't know.

Q. As part of the informal inquiry and then the subsequent inquiry by the PCAOB, were these forms made available to them?

A. They had the complete file, the work papers.

Q. Is there any documentation that you notified them that Exhibit Eight was not accurate?

MR. HERZOG: Objection.
A. No. Well, we discussed, when they came to me about the infraction, we discussed the issuance of the new clock.
Q. Did you discuss to them that Tauriga had prior names?
A. They knew that. They did their own research.
Q. How do you know they knew that?
A. I can't sit here and affirm. I don't know how they do it, but they went on the SEC website and did some research. That's all I know.
Q. Did you refer Tauriga to Cherry Bekaert?
A. Yes.
Q. Did you provide Tauriga with any other names besides Cherry Bekaert?
A. We were using Ron Quintero in New York. They could have used Ron or they could have used Cherry Bekaert.
Q. So you gave them both names?
A. I believe so. We used Ron Quintero in '13.
Q. So why the switch to Cherry Bekaert?
A. I thought that Seth had said to me I could use whoever I wanted and I thought Cherry Bekaert was better qualified and because of all the sophisticated

convertible debt I think Ron could have done it, but he didn't have the resources, manpower to do it.

Q. In 2014, how many people, meaning issuers, did you refer to Cherry Bekaert?

A. 2014?

Q. Yes.

A. Just Tauriga.

Q. How many issuers required that type of services that were Cowan & Company clients?

A. I am thinking.

Q. Take your time.

A. I will retract my former statement. I think I referred two clients to Cherry Bekaert and there were three clients that needed that type of Service.

Q. What did you do with the third client?

A. They found their own source.

Q. So 100 percent of your referrals in 2013 were to Cherry Bekaert?

MR. HERZOG: Objection.

A. Not 100. Two-thirds.

Q. The third found on their own?

A. Well, they asked me for sources and I gave it to them an they decided.

Q. Did you give them Cherry Bekaert?

A. I did.
Q. In 2015, how many clients did you refer to Cherry Bekaert?
A. I don't believe any.
Q. Did you refer any clients in 2015 to anyone else to provide services that Cherry Bekaert normally provides?
MR. HERZOG: Object to the form.
A. Didn't have the need to.
Q. In 2013 how many clients did you refer to Cherry Bekaert?
A. I don't believe any.
Q. Do you have any clients that required those type of services in 2013?
MR. HERZOG: Object to the form.
A. Yes.
Q. Where did you refer the client?
A. One of them decided to find their own source and Tauriga used Ron Quintero.
Q. In 2013 did you know Cherry Bekaert?
A. I was aware of them, yes.
Q. Did you previously use them?
A. Cherry Bekaert affirmed that I used, back in 2008, 2009, used a form in Florida. The name escapes me. That firm merged into Cherry Bekaert and

that's how I got introduced because the client was using them.

Q. Did you consider the Cherry Bekaert location in Florida for Tauriga because Tauriga was a Florida corporation?

A. No.

Q. Just a coincidence?

MR. HERZOG: Objection.

A. As I told you, the client that introduced me to them in 2008 or 2009 lived in Florida.

Q. I am just talking about your decision to refer Tauriga there?

A. Well, as a result of that introduction they provided, you know, I was very happy with their qualifications and the output of their work and so I continued to use them, to use them or to give their name to clients to consider. The area is a very complicated area, so you don't want to get anybody that is going to cause you a problem.

Q. Do you agree with me the year end 2015 audit report for Tauriga was due or the original deadline was July 15, 2015?

A. I would say July '14, but --

Q. Fair enough. Cowan & Company reissued the financial year ending 2014 on July 27, 2015, correct?

A. No.
Q. What day did?
A. Cowan didn't reissue them.
Q. You never did a reissuance of the fiscal year ending 2014?
A. We were asked to, but we didn't.
Q. Why didn't you?
A. Because it was during the week of July 27th that an objection was raised to our independence and, you know, based upon the settlement agreement and the fact that our attorneys negotiated a settlement with no ramifications other than the censure, you know, I kept telling the client that I could reissue, it is pretty obvious in the e-mails, and when the objection was raised I got tired of being harassed over it, so I suggested that Tauriga's SEC counsel speak with our PCAOB counsel and Cowan's PCAOB counsel, I contacted him and told him to call Tauriga's SEC counsel and they talked and our counsel called me back and told me that he didn't know the answer to the question and I would have to do some research. I told him that we didn't have days to do the research because Tauriga needed the file by the 29th or 30th, something like that, and we agreed that he would call the PCAOB attorney. He called the PCAOB attorney and as a

result of that conversation he called me back and said he would advise no reissuance, so I told him to call Tauriga's SEC counsel and advise him of that.

Q. On what day did your lawyer tell you he advised against Cowan & Company issuing a reissuance for fiscal year 2014?

A. Let me think a minute. I think it was the 29th of July, maybe the 28th. Was one of those days.

Q. What was the reason your counsel advised you not to reissue Tauriga's year end 2014?

A. He didn't go into detail. He said he spoke to the PCAOB and as a result of his conversation he advised me not to refi.

Q. Did he tell you what the PCAOB attorney said?

A. I don't recall.

Q. Did you document that anywhere?

A. No.

Q. Did you document your conversation with your attorney anywhere?

A. No.

Q. Did you ask your attorney to document that advice anywhere?

A. No.

Q. Why did you not have such a matter

documented at that time?
A. I am looking for the right word. I am so frustrated at that time that I didn't feel the need to document it. I was on vacation and it ruined my vacation.
Q. Do you agree that by May 29, 2015 you knew you were going to settle with the PCAOB as to the issue of your lack of independence for failure to rotate as to Tauriga?
A. What date?
Q. May 29, 2015.
A. I am not sure of the date. Do you have something to show me?
Q. I am going to show you Cowan 000645. I have the attachments if you need it. Do you need the offer of settlement that follow?
A. Just says we discussed --
Q. Do you need the offer of settlement?
A. Oh, no, no. So repeat your question.
(Whereupon there was a record read.)
A. We did know we were going to enter into the settlement agreement, but the settlement agreement didn't admit or deny any wrongdoing and based upon the negotiations that the PCAOB, Cowan PCAOB attorneys had in place with the PCAOB, we were only

going to get fined, the sanction and there were no other ramifications against us.

Q. I am not asking about ramifications, but the finding and the order you are settling to found you lacked independence as to Tauriga for the financial year 2014, correct?

MR. HERZOG: Objection.

A. We didn't admit or deny that.

Q. But that was the finding in the order, correct, that you agreed to?

MR. HERZOG: Objection.

A. We agreed to that settlement.

Q. So, therefore, on May 29, 2015 you knew you were agreeing to accept and not challenge that order with that finding as to your lack of independence, correct?

MR. HERZOG: Objection.

A. Yes.

Q. So you agree every action that you took subsequent to May 29, 2015 you took as to Tauriga with full knowledge that there was going to be an order issued that would eventually go public that you lacked independence as to Tauriga for the fiscal year ending 2014 forward?

MR. HERZOG: Objection.

A. As I repeated before, based upon our negotiations and the advice that we got from our counsel, we didn't feel that Tauriga was in jeopardy.

Q. What advice did you get from counsel that Tauriga was not in jeopardy?

A. Maybe I said it wrong, but based upon our discussions with counsel and as result of negotiations that he had with the PCAOB, he led us to believe that there were no negative attributes against me or Cowan other than the public censure.

Q. Correct me if I am wrong. He didn't lead you to believe because he made no statements to make you believe anything, correct?

MR. HERZOG: Objection.

A. Well, you would have to be on the phone call to understand.

Q. But he offered nothing as to assurances as to Tauriga, correct?

A. Correct.

Q. He offered no assurances as to China Ginseng Holdings, correct?

A. That wasn't an independence issue.

Q. Did he offer any assurances as to China Ginseng Holdings?

A. China Ginseng was never really discussed

because it wasn't independence.

Q. So the bulk of the PCAOB issues was independence between Cowan & Company and Tauriga, correct?

MR. HERZOG: Can you read that back please?

(Whereupon there was a record read.)

MR. HERZOG: Objection.

A. I mean if you are looking to see here that Tauriga was discussed in every single conversation, Tauriga's name was hardly ever mentioned. It was the concept of the rotation issue.

Q. But everyone knew that the rotation issue was specifically related to the lead audit relationship and the issuer of Tauriga?

MR. HERZOG: Object to the form.

A. I don't know if everybody realized that.

Q. You realized that?

A. Yes.

Q. You explained that to other members of Cowan & Company, correct?

A. I explained the situation to other members of Cowan.

Q. Did you identify Tauriga as the client that this was related to?

A. Yes.
Q. Did it ever come up a suggestion, a recommendation or a thought by anyone at Cowan & Company of notifying Tauriga prior to the censure going public?
A. Based upon what we have been hearing from our attorney, we didn't think there was a need to.
Q. What you were hearing from your attorney was the only thing that was going to happen to Cowan & Company is a public censure, is that correct?
A. Right.
Q. Did your attorney during any of this time frame before you accepted the offer from the PCAOB contact the SEC to determine if there were any issues that may arise related to Tauriga?
A. I don't know the answer to that.
Q. Are you aware of any contact your attorney made to the SEC that they informed you about that related to Tauriga?
A. No. The SEC in my recollection was never mentioned. I am not going to say never never, but not something that clicks in my mind as a recollection of our discussions.
Q. Did you ask your legal counsel for an opinion, formal or informal, about the ramifications

of a censure?

MR. HERZOG: Asked and answered.

Q. I am not saying just to Tauriga. I am saying overall?

MR. HERZOG: Asked and answered.

A. I think we have addressed this many times. Can I hear the repetitive question one more time?

(Whereupon there was a record read.)

A. We never got a written legal opinion.

Q. Did you ever ask for one?

A. No.

Q. Did you ask for any opinion written or otherwise?

A. No.

Q. Did you or anyone at Cowan & Company do any investigation as to the ramifications of a public censure by the PCAOB as to independence or rotation?

A. You know, we were -- this is the first time this ever happened to me and we engaged this attorney to help us. We trusted him. Most of our dealings were over the phone and so we accepted what he said over the phone.

Q. In your years as a lead auditor, how many different attorneys would you say you have worked with?

A. Lots.
Q. As part, as a lead auditor, you ask lawyers to even put in writing any money that is owed to them by the issuer, correct?
A. We ask that question.
Q. You require it to be in writing. You don't take the oral statement, correct?
A. Right.
Q. Because that is proper procedure when you are auditing?
A. Right.
Q. In your years of experience as a lead auditor for issuers, have you found inconsistencies between what lawyers have told you orally and what they are willing to put in writing?
A. Usually work, with my experience, I have always worked with very good attorneys, so I can't say that never happened, but I can't recall a situation.
Q. But you still require even though even or you can't recall it happening?
A. We require a legal opinion.
Q. You also require a written opinion about potential litigation that an issuer may be going through as part of your audit process, correct?

A. Yes.
Q. Do you accept it over the phone?
A. No.
Q. Why do you require it in writing?
A. Standards.
Q. In your years of experience as a lead auditor for issuers, have you ever asked a lawyer for clarification or follow-up on a prior disclosure about a legal matter?
A. Of course.
Q. Was that to provide clarity so you knew all the potential or most of the potential risks associated with the issuer?
A. Yes.
Q. Did you ask for any such opinion or writing that may apply to your issuer of Tauriga when it related to the PCAOB investigation and censure of Cowan & Company?
MR. HERZOG: Asked and answered.
A. As I told you before, our conversations on the phone were pretty detailed and he explained to us that the censure was the lowest common denominator that anyone could receive, that we are not admitting or denying any guilt here, that the PCAOB is not fining us, penalizing us in any way or precluding us

from doing any future auditing work, present or future, and so I thought we thought that was pretty clear, okay. And how much deeper can they go? I mean no fines, no guilt, no CPE, continuing education, and no infractions against our work other than the lowest common denominator, not even a monetary fine, and if you read some of the orders there, the monetary fines for similar situations are substantial if you read other orders.

Q. Just for point with your answer, your lawyer didn't tell you you could or couldn't continue to audit as to Tauriga, correct?

MR. HERZOG: Asked and answered.

A. I just gave you a detailed explanation. His explanation was globally with respect to any claim we had.

Q. Have you filed a malpractice claim against your counsel for the PCAOB?

A. Not that I am aware of.

Q. Are you aware of issuance of a notification that there may be a potential claim against your PCAOB legal counsel?

A. I am not aware of any.

Q. Do you think your PCAOB counsel gave you bad advice as to your ability to be independent to

Tauriga during the settlement communications?
A. I am not an attorney. I can't gauge the quality of the advice.
Q. You still have a personal opinion?
A. Personal opinions don't count.
Q. I am interested in it, so I will take it.
A. I am not willing to give it.
Q. You are refusing to answer the question?
A. I don't have an opinion.
Q. Are you aware in July of 2015 that the submission by Tauriga for its 10K was rejected in whole or part by the office of the chief accounting of the SEC?
A. '15?
Q. In July of '15 as to year end '14?
A. Repeat that question.
Q. Sure. Are you aware in July of 2015 that Tauriga's 2014 10K was rejected by the office of the chief accountant for the SEC? Strike that.
Are you aware in July of 2015 that Tauriga's 2015 10K was rejected?
A. In July of '15?
Q. Yes.
A. The 2015 10K was rejected?
Q. Are you aware of that?

A. I am not aware of that. Why was it rejected?
Q. Because of the lack of independence of Cowan & Company per the SEC.
A. The 2015 included reaudited numbers.
Q. What is your understanding why Tauriga got delisted?
A. Well, let's go back to the other question first. You are saying in July '15 the March 31st '15 audit was rejected. The '15 audit wasn't filed until much later than that.
Q. I am asking do you know why Tauriga's 10K for 2015 -- strike that. I will reask the question so we have clarity. As to Tauriga's 2015 10K, are you aware in July of 2015 that the office of chief accountant for the SEC rejected the financial statements?
MR. HERZOG: Asked and answered.
A. How could they reject it? It wasn't filed in July. In July '15 Seth and I were talking about reissuance of the '14 numbers and then on the 29th and 30th we said we couldn't reissue, so that's way past the date you are talking about.
Q. Do you know if Tauriga was able to file its fiscal year 2015 10K in July of 2015?

A. I don't know the answer to that.
Q. Are you aware of any filings that Tauriga made that were rejected because those filings relied on Cowan & Company's fiscal year '14 reissuance?
A. Not aware of that.
Q. Do you know why Tauriga was delisted?
MR. HERZOG: Object to the form.
A. No, I do not. Could be many reasons why they got delisted.
MR. HERZOG: He is just asking for your knowledge.
A. I do not know.
Q. In July of 2015, did you ask Tauriga for $25,000 in order to reissue the fiscal year 2014 financials?
A. Yes.
Q. Did Tauriga pay you that $25,000?
A. Yes.
Q. Did you reissue fiscal year 2014 financials?
A. Yes.
Q. What month and year did you reissue a fiscal year 2014 financials?
A. As we said before, we were not able to.
Q. Did you return the $25,000 to Tauriga?

A. No. We weren't aware that we couldn't reissue until after that date.
Q. So after you found out that you couldn't, did you return the $25,000 to Tauriga?
A. No.
Q. Why did you wait until after receiving Tauriga's $25,000 to find if you could or could not perform the services that you got paid the $25,000 for?
MR. HERZOG: Object to the form.
A. We had planned to issue until the objection arose during that week of the 27th of July.
Q. So you have no clue why Tauriga got delisted, correct?
A. I assume because they didn't file timely, but there could have been other reasons.
Q. But you don't know of any other reasons except for the ones that are in the world of possibilities?
A. Right.
MR. SILVERBERG: Can we take a two-minute break?
(Whereupon there was a recess.)
Q. Back on the record. Sir, when is the first time that Cowan & Company received a request for

Tauriga's work papers that it had in its possession, custody or control?

MR. HERZOG: I am sorry, the train bothered me. Can you just repeat that?

(Whereupon there was a record read.)

MR. HERZOG: Object to the form.

A. Give me a minute to think. Around July 27th, 28th.

Q. In what form?

A. Let me take that back. On June 15th we were dismissed as auditors by Stella Sung, CEO of Tauriga Sciences, and about a couple days later, I would say within the week after that, within that week following the 15th, I don't know the exact date, I got an e-mail from KBL asking a bunch of integrity issues that typically the successor auditor would ask upon accepting a new engagement.

Q. Was there a direct request by KBL at that time for access to Tauriga's work papers?

MR. HERZOG: Object to the form.

A. In their original letter with the seven or eight questions, I don't believe there was a request for the work papers. Attached, that letter was an attachment, and in the attachment was a cryptic note. It didn't specifically ask for the work papers, but

kind of was a backhanded way of saying I'd like to see the work papers.

Q. Did you comply with the request for the work papers?

A. I did not respond to that e-mail and in about a week later I got a follow-up e-mail from KBL and I sent an e-mail back to I think it was Pollak was the partner saying that I will call you tomorrow and respond to the questions. I called him, answered the questions and he asked if he could have access to the work papers. I told him that there were some fee issues that we'd like to get resolved before any papers could be released.

Q. At any time did KBL tell you that time was sensitive due to the filing requirements of Tauriga?

A. I don't recall that as part of our conversation. In that conversation that we had he tried to negotiate with me the outstanding fee balance and I said to myself he is not permitted to do that. That is a breach of his independence trying to negotiate the fee on behalf of the client and I quickly ended the phone call.

Q. Did you notify Tauriga about this call and the issues of what occurred?

A. No, we had already been dismissed and had

no further conversation with Tauriga.

Q. Did you supply based on the e-mail from KBL the work papers?

A. I did not.

Q. That was because of the outstanding fees owed by Tauriga?

A. Yes. We wanted to get the fees resolved.

Q. Were there subsequent requests by Tauriga or its agents for the work papers?

A. Now I will get back to my original statement. During that week of July 27th, towards the middle of the week, maybe the 28th, 29th, I had a conversation with Seth Shaw. He told me that he had been in touched with Finra and that he was able to get an extension, a short extension, maybe a week, ten days, I forget exactly what he said, but it was in that time frame, and I suggested to him that maybe if we provided KBL the work papers that they could work expeditiously within that one-week time frame, put enough manpower on it and use the work papers as a guide and maybe that would help him out. He asked me to call Pollak. I told him that I would call Pollak and negotiate with Pollak for all the required paperwork for release of papers on the PCAOB standards. I think I called Pollak on the 30th or

31st of July and I had no return phone call.
Q. What did you do next?
A. I was just sitting back waiting for Pollak to call me.
Q. Did you notify Tauriga that you were unable to reach Pollak?
A. I had a couple of phone calls to Seth. I think they were not returned. I had a couple of texts to Seth and I don't think they were returned as well.
Q. Did you write any e-mails to document your inability to reach anyone?
A. I did not.
Q. Did you produce your text messages as part of your response to the request for production?
A. Unfortunately I did not. I didn't think of it at that time.
Q. Okay. Do you still have the text messages from that time frame?
A. You know, I don't know how long they stay on the phone. I would have to look, okay.
Q. Are you able to look right now?
MR. HERZOG: If he still has them we will produce them.
MR. SILVERBERG: We will have to leave

the deposition open.
Q. Did you ever get a request from a Sanjay Singla at KBL?
A. That name is familiar. I don't remember the request, but the name is familiar. The name is familiar because when we finally did send the work papers we sent them to that person.
Q. Let's mark this.
(Whereupon the reporter received and marked Exhibit Nine for Identification.).
Q. Sir, I am showing you Exhibit Nine which is a two-page document. Prior to today have you seen Exhibit Nine?
A. I have never seen Exhibit Nine. I am not copied on it.
Q. No, but you are also here on behalf of Cowan & Company as a Rule 30(b)(6) deposition. Was part of your request to produce search parameters e-mails from KBL?
A. I don't think so.
Q. Did you search Mr. Cowan's e-mail for potentially responsive documents?
A. I never even thought to search his because he was never involved in anything.
Q. How about Mr. Boyle's?

A. Boyle's was. Boyle is on the search.
Q. This e-mail was not identified?
A. I have never seen this e-mail.
Q. Did anyone at Cowan & Company come to you saying they received a request for Tauriga's work papers?
MR. HERZOG: Object to the form.
A. You mean any other employees within Cowan?
Q. Yes.
A. Nobody.
Q. If you could read the bates number that Exhibit Ten reflects?
A. 00008895.
Q. It has the preface of Cowan on it. Have you seen that e-mail before?
A. Yeah, I have seen that.
Q. Is that the request you were testifying just a couple questions ago about KBL requesting the work papers?
A. Yes.
Q. In fact, you request all the work papers be provided electronically, correct?
A. Yes.
Q. Those are the work papers you didn't provide because of the outstanding balance with

Tauriga, correct?
A. Yes.
Q. That is June of 2015, correct?
A. Yes.
Q. In 2015 what would be the filing deadline that Tauriga would meet subsequent to June of 2015?
A. Say that again.
Q. Are you aware of any deadline that Tauriga would have to meet subsequent to that e-mail for its filings?
A. I think the deadline was 13 days away.
Q. You knew that back when you received that e-mail, correct?
A. Yeah, but Tauriga didn't have to dismiss us either.
(Whereupon the reporter received and marked Exhibit 11 for Identification.)
Q. I show you what's been marked as Exhibit 11, responds with Cowan 008896. Have you seen this e-mail before?
A. That is the e-mail I made reference to before when I called him.
Q. In that e-mail he also talks about the deadline fast approaching?
A. Right.

Q. Correct?

A. Yes, but he shouldn't have accepted the engagement on June 16th knowing the deadline was -- on June 15th knowing the deadline was 15, 14 days away either to reaudit '14 and do '15.

Q. At that time you thought you could reaudit '14, correct?

MR. HERZOG: Objection.

A. Yeah, but he accepted the engagement. We were dismissed on '14 and told that he would reaudit '14 and do '15 audit. He should have known then it was almost an impossibility and he knew then that monies were owed. That is the reason why he got the job.

(Whereupon the reporter received and marked Exhibit 12 for Identification.)

Q. I am going to show you what has been marked as Exhibit 12. It two pages long. It is Cowan 8899 through 8900. Let me know if you are familiar with that document.

A. Isn't that the same as the other one?

Q. I don't believe the top is the same, is it? If so, I apologize. I will withdraw Exhibit 12 as being a duplicate. I will remark something else as 12.

MR. HERZOG: You are withdrawing this?

MR. SILVERBERG: 12, yeah.

(Whereupon the reporter received and marked Exhibit 12 for Identification.)

Q. I am going to show you what has been marked as the new Exhibit 12 and it is Cowan 8914. If you could tell me if you are familiar with that document?

A. Yes.

Q. Did you receive that letter?

A. Yes.

Q. From Tauriga?

A. That was the dismissal.

Q. You saw the request for the work papers, correct?

A. She's asking us that we provide them, yes.

Q. You refused based on the unpaid balance, correct?

MR. HERZOG: Objection.

A. I never discussed it with her. I only discussed it with Pollak.

Q. The reason you didn't provide the work papers was because of the unpaid balance by Tauriga, correct?

A. Yes.

Q. Is there anything in writing which states that that's the reason why you won't turn over the work papers?

A. I am not aware of anything.

Q. By writing you understand that I mean letter, e-mail, any other form of written communication, correct?

A. Yes. I don't know that it has to be in writing.

Q. My question was was there ever anything in writing. Did you ever tell any employee of Tauriga that the reason you refused to turn over work papers was because of the lack of payment by Tauriga to Cowan & Company?

A. I think Seth knew that.

Q. I am merely asking did you say, tell anybody?

A. I am not going to swear to it, but I think I may have had that discussion with Seth.

(Whereupon the reporter received and marked Exhibit 13 for Identification.)

Q. I am going to show you a document that's marked Exhibit 13. Have you seen that before?

A. I don't think that is the complete document, but I have seen it.

Q. Is that a text message from Seth Shaw of Tauriga to you on August 26, 2015?
A. Looks like it was typed in, but I recall one in August.
Q. I don't understand what you mean by typed?
A. Looks like the date was typed on there.
Q. Are you saying you don't believe that reflects August 26th?
A. Well, I am agreeing that it came in in August, but I don't know how the date got on there.
Q. I am going to show you Mr. Shaw's phone with that text message and if you look it has the date if you take a picture of the whole entire screen?
A. Alright. I was just raising a question. That is all.
Q. I rather you raise that just say yes, okay.
Did you respond to that text message?
A. I don't believe so. I didn't respond to it.
Q. When did you finally provide, if ever, the work papers to Tauriga?
A. We started to try to provide the work papers to Tauriga sometime in October by trying to complete the required PCAOB documentation required to

be released. It was finally signed in March of '16 and we released the papers after that.

Q. What documents demonstrate any efforts by Cowan & Company in October of 2015?

A. Only discussions with our attorney, which are privileged, as to maybe we should consider releasing the papers.

Q. What communications were made to Tauriga or its agents in October of 2015 about a method to release the work papers?

A. I don't recall, but I know prior to the end of the year that documentation was sent out.

Q. So the first time that a response got sent to Tauriga or its agents about a method to return the work papers was in December of 2015, correct?

MR. HERZOG: Objection to the form of the question. Listen to the question. Read it back.

MR. SILVERBERG: He didn't ask that he wanted it read back.

A. I would like it read back.

Q. You are fine to say that.

(Whereupon there was a record read.)

A. I take exception to the word return.

Q. Okay.

A. Those papers belong to Cowan.

Q. Without arguing, I will modify the question. The first time that Cowan & Company provided written communication to Tauriga or its agents about how to get the work papers was in December of 2015, correct?

A. Yes, but Tauriga could have through its agents obtained those work papers without going through Cowan. Its agent being Frank Lemendola and the Spire Group provided us all those work papers and whatever we had they had, so they could have gone to the Spire Group and got copies of all the audit work papers with the exception of our proprietary aspects of the job.

Q. Did you ever inform or notify any Tauriga employees or agents to contact Frank Lemendola at Spire about the papers at issue?

A. At that time, you know, there was no conversation at all between Cowan and Tauriga other than through our attorney, but in conversation with Frank Lemendola he told me that everything he gave me he gave to Pollak.

Q. When was that conversation between you and Frank?

A. It was in the Fall of '15. I don't know exactly the date, but they had asked the Spire Group

for the papers and I think, I believe Frank gave them everything.

Q. You believe or you know?

A. I was told. Also the general ledgers were prepared in Montreal by this Ronnie Gluck who is a chartered CPA and he had copies of all the general ledgers, he had copies of agreements. Both Frank and Gluck worked for Tauriga and were paid by Tauriga, so they could have gotten all those documents. In between all the legal documents they could have gotten from Glahlou Lahlou.

Q. Did you ever inform Tauriga that that would be a possibility to obtain the documentation that they were requesting from you?

A. They should have known that. They hired all these people.

Q. My question was did you notify them to seek these other avenues to obtain the documents that they were inquiring from you?

A. I didn't feel it was my job.

Q. And because you were unpaid?

MR. HERZOG: Objection.

A. That wasn't the issue then. The fact that there was a pending lawsuit and we weren't going to be foolish enough to let our work papers out of our

sight and be subject to any further investigations that might arise.

Q. Are you aware of Tauriga contacting Frank at Spire Group as to the work papers?

A. I think Frank told me that somebody contacted him.

(Whereupon the reporter received and marked Exhibit 14 for Identification.)

Q. Have you seen Exhibit 14 before?

A. I have seen the letter.

Q. Based on that letter, did you provide the work papers and other documentation to Tauriga?

MR. HERZOG: Objection.

A. I believe six days later you received the documents needed to be signed off by Seth Shaw and KBL for release.

Q. Then subsequently in 2016 you received those documents signed off, correct?

A. I think we received them the end of February.

Q. Okay. In February of 2016, did you provide the responsive documents to Tauriga or its agents?

A. I think was right around the beginning of March.

Q. Can you tell me what code, rule or

regulation requires or specifies that paperwork that you require for sign-off to release the subject papers?

A. Well, it is the Practitioner's Publishing Corporation, PPC, audit checklist and documents.

Q. Isn't PPC just a private software package?

A. No. PPC is a package that provides all the audit requirements needed to be completed for the issuance of a proper audit.

Q. Meaning a company does it for commercial gain they make that software, correct?

A. It is a recognized software, yes, and accepted by the PCAOB.

Q. So my question is is what governmental or regulatory body says that there is a certain form that is required before you release the papers?

A. Well, we follow PPC technically to the letter of the law, okay, and that is a required -- that is a form that is in the PPC handbook. I guess if I got on and did some research I could find it in the PCAOB and the SEC, but the document basically releases us from any liability should they use them in an improper way.

Q. Why did you wait until December of 2015 to send this form that you had as part of your

commercial software since June of 2015?
A. Why did Pollak never send it to us? It is on his stationery, he signs it, he could have sent it to us. He made damn sure he sent us the letter that was in the PPC handbook for Stella to sign.
(Whereupon the reporter received and marked Exhibit 15 for Identification.)
Q. Do you recognize exhibit 15?
A. What is the question?
Q. Do you recognize Exhibit 15?
A. I recognize it.
Q. Is that the form that you are saying you are requiring to be signed off on before you released the work papers?
A. Yes.
Q. That one doesn't have KBL's letterhead?
A. I realize that.
Q. It has Cowan and group's, correct?
A. Correct.
Q. You actually supplied the form off of your software, correct?
A. Yes.
Q. You had that form all of 2014 and all of 2015, correct?
A. Yeah, but the work papers were our

property. We didn't have to provide the work papers to KBL. Towards the end under legal counsel advice, we did it as a courtesy.

MR. HERZOG: Okay. Don't go into the substance of it. Fair enough.

A. But we don't have to provide the work papers. Seems to me when we were in mediation you were chastised by the mediator.

Q. We are not supposed to talk about mediation.

A. I am just bringing it up.

MR. HERZOG: It only belongs in press releases.

(Whereupon the reporter received and marked Exhibit 16 for Identification.)

Q. Do you recognize Exhibit 16?

A. I recognize it.

Q. What is Exhibit 16?

A. I recognize it.

Q. I asked you what it was?

A. It was Seth's authorization for us to release the papers.

Q. That is a form that Cowan & Company provided, correct?

A. Yes.

Q. Is that off the PPC handbook software?

A. Right. By the way, I don't know of any auditor that would release the papers without those documents.

MR. HERZOG: Just answer the question.

Q. What made your lawyer call the PCAOB lawyer in 2015 to determine if you could sign off on the reissuance of the fiscal 2014?

A. I answered that question before.

Q. I know, but you can answer again?

A. When he spoke to Tauriga's SEC counsel, they raised the question that he I guess was not sure of the answer and when he called me back he said he would have to research it, it would take a few days and jointly we agreed that maybe for expediency sake to try to help Seth and get this thing off the ground, if he called the PCA and talk to the attorney and got confirmation.

Q. How come no one ever called PCAOB prior to that to confirm you could do the reissuance?

A. I don't know the answer to that.

Q. At the time that your counsel called the PCAOB about the reissuance, you were already paid in July of 2015 that $25,000 for the reissuance, correct?

A. Correct.
Q. Prior to being paid the $25,000 you notified Tauriga that you could sign off and that you were still independent, correct?
A. Yes.
Q. You did that even in writing, correct?
A. Yes. Based upon our discussions with counsel, they led us to believe we had no infractions against us. I had no problem making those statements.
(Whereupon the reporter received and marked Exhibit 17 for Identification.)
Q. Is Exhibit 17 one of the examples in which you notified Tauriga that you were still independent and you could sign off on the 2014 numbers?
A. Yes.
(Whereupon the reporter received and marked Exhibit 18 for Identification.)
Q. For the record, Exhibit 18, the top half is white because it was redacted for attorney/client communication forwarding, so the e-mail starts on the bottom. Do you recognize Exhibit 18?
A. What was on the top of it?
Q. Attorney/client communication. I am just, for the record, identifying why it is white.

MR. HERZOG: Attorney/client meaning?
MR. SILVERBERG: Mr. Shaw and I or Tauriga and I. They forwarded me the e-mail and that is the top half.
A. What is the question?
Q. Sure. Do you recognize that e-mail?
A. I do.
Q. Is that your e-mail of July 23rd 2015 to Tauriga?
A. Yes.
Q. Is this the first place you notified Tauriga about the censure?
A. Yes.
Q. Is this the first place that Tauriga was made aware of that PCAOB investigation at all?
MR. HERZOG: Object to the form.
A. I think so.
Q. Would you agree with me that in the third paragraph sitting here today you know that's wrong, the one that starts with as such?
A. I am not admitting or denying it.
Q. Okay. But you know your attorney told you you couldn't, correct?
A. That's correct.
Q. Did you ever put in writing to Tauriga the

position that you could not reissue the 2014 numbers?
A. No, but our counsel told Tauriga's counsel.
Q. I am not going to mark it. I am going to ask you for reference. I am going to show you what has been bates Cowan 00624 through 626. Would you tell me what these documents are?
A. This is the PCAOB information sheets that they require completed in order to determine which issuers they are going to inspect.
Q. So that is something they prepared for clarification?
A. It is their form. We complete it.
Q. Who at Cowan Group was responsible for filling in and preparing the form?
A. Rob Boyle initially completed it. Rob and Dave Moss initially completed it and then I went over it with them.
Q. Do you know what date you filled in this form?
A. I would only be guessing.
Q. Do you know how to determine what date you filled in this form?
A. How do I determine?
Q. Do you know how to determine? If you look somewhere, is there an e-mail about it?

A. Oh, okay. The request went to Kevin Donovan because he was the contact with the PCAOB and they usually want it back in two weeks, so I will give you my guesstimate based upon my experience with Meyler & Company. If they were coming in in August, they would probably of sent that in March of '14. It was due in March and they would and then I don't know what they did with it internally, but they used that to do their risk analysis to determine which issuers would be inspected.

Q. Okay.

A. Can I take a break?

Q. Yeah, sure.

(Whereupon there was a recess.)

Q. Sir, I am going to show you what has been marked as Cowan 001 through 003. Can you identify that document for me?

THE WITNESS: Are you okay with it?

MR. HERZOG: Yeah. Objection.

A. That was part of the initial response to the informal inquiry. That was the index, if you will, to all the documentation we sent PCAOB attorney as a result of the informal inquiry letter.

Q. So it was on a zip drive if I remember correctly from the e-mails to the PCAOB and that was

the index that was on the zip drive?
A. I don't know how you received it. I gave the attorney a four-inch binder and he probably had it copied or I don't know what he did. I didn't care.
Q. Did there come a time that Cowan & Company deregistered as to auditing work?
A. Define deregistered.
Q. I will say this, did there come a time that Cowan & Company stopped doing auditing work for issuers?
A. Cowan sold its SEC practice and deregistered.
Q. When did Cowan & Company sell its SEC auditing practice?
A. March 16th.
Q. Of 2016?
A. Yes.
Q. Was it to MSPC Certified Public Accountants & Advisors, PC?
A. Yes.
Q. Where is MSPC CPA & Advisors located?
A. New Jersey.
Q. Do you have any affiliation with MSPC CPA & Advisors, PC?

A. How do you define affiliation?
Q. Do you have any working relationship with them?
A. I have a consulting agreement til December 31st to assist in a transition. That's it.
Q. As of today, do you still remain an employee of Cowan and associates?
A. No.
Q. When did you stop being an employee of Cowan and associates?
A. End of April.
Q. Is your consulting services for MSPC limited to the clients that moved from Cowan & Company as part of the sale?
A. Yes.
Q. Are you familiar with the OTC Markets Group?
A. The what?
Q. OTC Markets Group?
A. Group?
Q. Yes.
A. Not really.
Q. Do you believe that Tauriga had the right to know about the potential violations that the PCAOB were investigating as to your independence with them?

A. No.
Q. Why not?
A. I considered it a private matter and I was led to believe it would not affect them, so --
Q. Would you say it is more accurate that you were not informed that it would affect them or that you were led to believe it would not affect them?
A. I had no reason to believe that it would affect them.
Q. Did Cowan group ever offer to return to Tauriga any of the fees paid to it subsequent to the PCAOB censure?
A. Why should it? Tauriga owed Cowan a fortune.
Q. Are you aware of the fact that at the opening of trade on July 31st, 2015 that Tauriga was delisted from the OTC QB exchange to the OTC pink limited information tier?
A. I think I was aware of that.
Q. Were you aware of it prior to this litigation?
A. Prior to Tauriga filing a lawsuit?
Q. Yes.
A. Yes.
Q. How did you become aware of it?

A. I think they put some press releases out, but also Rob Boyle in the office usually followed all the clients and any information that was made public about the clients, so I think he told me.

Q. Do you know if the SEC office of the chief accountant made a determination on July 30, 2015 that Tauriga was required to reaudit its fiscal year 2014 financial statements due to the PCAOB censure?

A. I was not aware of that.

Q. Do you believe for an issuer that it is material to be delisted from the OTC QB exchange to the OTC pink limited information tier?

MR. HERZOG: Objection.

A. I am not very knowledgeable in those exchanges, so I couldn't opinionate on that.

Q. Do you believe that Tauriga was negatively affected due to the PCAOB censure against Cowan --

MR. HERZOG: Objection.

Q. -- Group and you pertaining to the fiscal year 2014 year end audit?

A. Can you start that from the beginning?

Q. Sure. Do you believe that Tauriga was negatively affected due to the violations committed by you -- strike the question.

Do you believe that Tauriga was negatively

affected by the PCAOB censure against you and Cowan Group pertaining to its fiscal year 2014 year end audit?

A. No.

MR. HERZOG: Objection.

Q. When your attorney told you not to sign off on the reissue for Tauriga, did that enlighten you that there would be an issue associated with the previous 2014 audit you did for Tauriga?

A. I surmised it might be a problem.

Q. Did you notify Tauriga in any way that there may be a problem?

A. I think PCAOB counsel talked to Tauriga counsel. I am sure they discussed it.

Q. I am merely asking did you?

A. I don't know what was discussed.

MR. HERZOG: Listen to his question.

Q. Did you notify Tauriga or any of its agents about your feelings as to the 2014 numbers?

A. I believe Seth and I had some conversations. I don't recall what they were, but I think we did have some conversation.

Q. During those conversations, you believe you told him about your concerns that came to light when you tried to reissue the 2014 numbers?

A. I think I explained to him the situation and how it transpired.

Q. Did you tell him to be aware that there could be a problem with the 2014 numbers that Cowan Group did?

A. I think he told me he was well aware of it.

MR. SILVERBERG: Nothing further. You have the right to read or waive. I am leaving it open. I don't have the text message, I don't have the letter for the informal inquiries censure and then we obviously have questions that you refuse to answer as the 30(b)(6), but we are going to order this, so you have a right to read or waive. Read means you have the ability --

MR. HERZOG: We are not going to waive.

MR. SILVERBERG: So read.

MR. HERZOG: Will you or Craig tomorrow to set up a call at 3 o'clock?

MR. SILVERBERG: Whoever is available. I told on the record to expedite the process, we have no problem making everything confidential that comes from KBL and then we can work together to what we think it should only be the limited confidential and try to work it out with their lawyer, but I'd

rather get everything sooner than later.

MR. HERZOG: He is still going to want a confidentiality stip, so we can talk about that, making that as simple and as all-encompassing as possible and then schedule.

MR. SILVERBERG: If you have a proposed one, send it on over and we will look at it and we will try to move it as fast as possible.

MR. HERZOG: He said he was going to start drafting it. Did you want this marked?

MR. SILVERBERG: He being KBL's counsel?

MR. HERZOG: KBL's counsel.

MR. SILVERBERG: Okay. Just wanted to make sure it wasn't my guy, okay.

(Whereupon the deposition concluded at 6:00 p.m.)

C E R T I F I C A T E

I, SHASI ROMANKOW, a Certified Court Reporter and Notary Public of the State of New Jersey, certify that the foregoing is a true and accurate transcript of the testimony taken at the place and on the date hereinbefore set forth.

I FURTHER CERTIFY that I am neither attorney nor counsel for, nor related to or employed by any of the parties to the action in which this deposition was taken; and further, that I am not a relative or employee of any attorney or counsel employed in this case, nor am I financially interested in the action.

Shasi Romankow

SHASI ROMANKOW
CERTIFIED COURT REPORTER
LICENSE NO. XI01874

Reference No.: 441628

Case: TAURIGA SCIENCES vs. COWAN

DECLARATION UNDER PENALTY OF PERJURY

I declare under penalty of perjury that I have read the entire transcript of my Deposition taken in the captioned matter or the same has been read to me, and the same is true and accurate, save and except for changes and/or corrections, if any, as indicated by me on the DEPOSITION ERRATA SHEET hereof, with the understanding that I offer these changes as if still under oath.

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William Meyler

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(If Required)

Subscribed and sworn to on the ______ day of

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William Meyler